Filed Pursuant to Rule 424(b)(5)
Registration Statement File No. 333-257569

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY 16, 2021)

Up to $100,000,000 of Ordinary Shares

American Depositary Shares

We have entered into a sales agreement, or the Sales Agreement, with Jefferies LLC, or Jefferies, relating to the sale of American Depositary Shares, or ADSs, each ADS representing one-half of one ordinary share, nominal value €0.10 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell ADSs having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as sales agent.

Our ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “DBVT.” On April 29, 2022, the last reported sale price of our ADSs on Nasdaq was $1.29 per ADS. Our ordinary shares are traded on the regulated market of Euronext in Paris, or Euronext Paris, under the symbol “DBV.” On April 29, 2022, the last reported sale price of our ordinary shares on Euronext Paris was €2.49 per share.

Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, from time to time. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent and has agreed to use commercially reasonable efforts to arrange on our behalf for the sale of all ADSs requested to be sold by us, consistent with its normal sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to 3.0% of the gross sales price per ADS sold under the Sales Agreement. In connection with the sale of the ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information regarding the compensation to be paid to Jefferies.

The net proceeds from any sales under this prospectus supplement will be used as described under the section entitled “Use of Proceeds.” The proceeds we receive from sales of our ADSs, if any, will depend on the number of ADSs actually sold and the offering price of such ADSs.

Under the authority granted by our shareholders, pursuant to the 28th and 32nd resolutions adopted by the 2021 Annual General Meeting of Shareholders held on May 19, 2021 (the “2021 Annual General Meeting”) and, if and when applicable, the 18th and 22nd resolutions that would be adopted by the 2022 Annual General Meeting of Shareholders that has been convened for May 12, 2022 (the “2022 Annual General Meeting”), the ADSs we are offering may only be purchased by: (i) natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in these sectors or in the cosmetics or chemical sector or in the field of medical devices or research in these areas; and/or

(iii) any individual(s) or legal entity(ies), including any company(ies), institution(s), entity(ies), trust(ies), investment fund(s) or other investment vehicle(ies) in any form whatsoever, under French or foreign law, when entering into an industrial, commercial, licensing, research or partnership agreement with the Company; and/or (iv) any credit institution, any French or foreign investment service provider or member of a banking syndicate or any company or investment fund that undertakes to subscribe to any issue likely to result in a future capital increase that may be carried out pursuant to this delegation heretofore in connection with the implementation of an equity or bond financing line; and/or (v) French or foreign investment service provider(s), or any foreign establishment(s) with equivalent status, likely to guarantee the completion of an issue intended to be placed with the persons referred to in (i) and/or (ii) above and, in this context, to subscribe for the securities issued.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our ADSs involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus, and other similar headings in the other documents that are incorporated by reference into this prospectus supplement for risks and uncertainties you should consider before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is May 2, 2022.

Prospectus Supplement

Prospectus

We have not authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell either individually or in any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $250,000,000. The $100,000,000 of ADSs that may be offered, issued and sold under this prospectus supplement is included in the $250,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. Under this prospectus supplement, we may from time to time sell ADSs representing our ordinary shares having an aggregate offering price of up to $100,000,000 in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not be applicable to this offering. Generally, when we refer to the “prospectus” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document that is incorporated by reference into this prospectus and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the ADSs being offered and other information that you should know before investing in our ADSs. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of an ADS. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference herein as exhibits to the registration statement, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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Neither we nor Jefferies are making offers to sell or solicitations to buy our ADSs in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

For investors outside the United States: Neither we nor Jefferies have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “DBV,” “the company,” “our company,” “we,” “us,” and “our” refer to DBV Technologies S.A. and our consolidated subsidiaries. All references in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein to “$” and “U.S. dollars” mean U.S. dollars and all references to “€” and “euros,” mean euros. Throughout this prospectus supplement, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.

We prepare our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Our consolidated financial statements are presented in U.S. dollars.

“Viaskin™”, “EPIT™” and our other registered and common law trade names, trademarks and service marks are the property of DBV Technologies S.A. or our subsidiaries. All other trademarks, trade names and service marks appearing in this prospectus supplement or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the documents incorporated by reference herein may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus supplement, in the accompanying prospectus or in the documents incorporated by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:

•

the impact of the ongoing COVID-19 pandemic, including the emergence of new variant strains of COVID-19, and its effects on our operations, research and development, clinical trials and ability to obtain financing and potential disruption in the operations and business of third-party manufacturers, contract research organizations, other service providers and collaborators with whom we conduct business;

•	the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

•	our ability to continue as a going concern;

•

our expectations regarding the timing or likelihood of regulatory filings and approvals, including with respect to our anticipated re-submission of a Biologics License Application for Viaskin Peanut to the U.S. Food and Drug Administration;

•	the initiation, timing, progress and results of our pre-clinical studies and clinical trials, and our research and development programs;

•	the sufficiency of our existing capital resources;

•	our business model and our other strategic plans for our business, product candidates and technology;

•	our ability to manufacture clinical and commercial supplies of our product candidates and comply with regulatory requirements related to the manufacturing of our product candidates;

•	our ability to build our own sales and marketing capabilities, or seek collaborative partners, to commercialize Viaskin Peanut and/or our other product candidates, if approved;

•	the commercialization of our product candidates, if approved;

•	our expectations regarding the potential market size and the size of the patient populations for Viaskin Peanut and/or our other product candidates, if approved, and our ability to serve such markets;

•	the pricing and reimbursement of our product candidates, if approved;

•	the rate and degree of market acceptance of Viaskin Peanut and/or our other product candidates, if approved, by physicians, patients, third-party payors and others in the medical community;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

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•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	our financial performance;

•	our expected use of proceeds from this offering;

•	developments relating to our competitors and our industry, including competing therapies; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in the documents incorporated by reference herein.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the section titled “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2021, or the Annual Report, and any similarly captioned section in any other document that is incorporated by reference into this prospectus supplement for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. See “Incorporation of Certain Information by Reference.”

As a result of these risks, uncertainties and other factors, we cannot assure you that the forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

The information incorporated by reference in this prospectus supplement contains market data and industry forecasts that were obtained from industry publications. These data and forecasts involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market and industry data included in the information incorporated by reference in this prospectus supplement is generally reliable, such information is inherently imprecise.

In addition, any forward-looking statements herein, including statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject and represents our views only as of the date hereof and should not be relied upon as representing our views as of any subsequent date. These statements are based upon information available to us as of the date of this prospectus supplement or the applicable document incorporated by reference herein, as the case may be, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. We anticipate that subsequent events and developments may cause our views to change. Although we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as required by applicable law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. We encourage you to read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety.

Our Company

We are a clinical-stage specialty biopharmaceutical company focused on changing the field of immunotherapy by developing a novel technology platform called Viaskin. Our therapeutic approach is based on epicutaneous immunotherapy, or EPIT, our proprietary method of delivering biologically active compounds to the immune system through intact skin using Viaskin, an epicutaneous patch (ie., a skin patch). We have generated significant data demonstrating that Viaskin’s mechanism of action is novel and differentiated, as it targets specific antigen-presenting immune cells in the skin, called Langerhans cells, that capture the antigen and migrate to the lymph node in order to activate the immune system without passage of the antigen into the bloodstream, minimizing systemic exposure in the body. We are advancing this unique technology to treat patients, including infants and children, suffering from food allergies, for whom safety is paramount, since the introduction of the offending allergen into their bloodstream can cause severe or life-threatening allergic reactions, such as anaphylactic shock.

Our Corporate Information

Our legal and commercial name is DBV Technologies S.A. We were incorporated as a société par actions simplifiée (S.A.S.) under the laws of the French Republic on March 29, 2002 for a period of 99 years and subsequently converted on March 13, 2003 into a société anonyme (S.A.). We are registered with the Nanterre Commerce and Companies Registry (RCS) under the number 441 772 522. Our principal executive offices are located at 177-181 Avenue Pierre Brossolette – 92120 Montrouge France and our telephone number is +33 1 55 42 78 78. Our agent for service of process in the United States is Cogency Global Inc. We maintain a corporate website at www.dbv-technologies.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We have elected to take advantage of certain of the scaled disclosure provisions available to smaller reporting companies and will be able to take advantage of the provisions permitting scaled down disclosure for so long as (i) the market value of our voting and non-voting ordinary shares held by non-affiliates is less than $250.0 million measured as of June 30th of a fiscal year or (ii) the market value of our voting and non-voting ordinary shares held by non-affiliates is less than $700.0 million measured as of June 30th of a fiscal year and our annual revenue was less than $100.0 million during the most recently completed fiscal year. As a result, the information that we provide may be different than the information you might receive from other public reporting companies in which you hold equity interests that do not qualify as a smaller reporting company.

The Offering

Securities Offered By Us	ADSs, each ADS representing one-half of one ordinary share, having an aggregate offering price of up to $100,000,000 and representing, together with all the other ordinary shares which have been admitted to trading on Euronext Paris without a French listing prospectus, over a rolling period of 12 months, less than 20%.

Plan of Distribution	Sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act from time to time through our sales agent, Jefferies LLC. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Purchaser Restrictions	Under the authority granted by our shareholders, pursuant to the 28th and 32nd resolutions adopted by the 2021 Annual General Meeting and, if and when applicable, the 18th and 22nd resolutions that would be adopted by the 2022 Annual General Meeting of Shareholders that has been convened for May 12, 2022 (the “2022 Annual General Meeting”), the ADSs we are offering may only be purchased by: (i) natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in these sectors or in the cosmetics or chemical sector or in the field of medical devices or research in these areas; and/or (iii) any individual(s) or legal entity(ies), including any company(ies), institution(s), entity(ies), trust(ies), investment fund(s) or other investment vehicle(ies) in any form whatsoever, under French or foreign law, when entering into an industrial, commercial, licensing, research or partnership agreement with the Company; and/or (iv) any credit institution, any French or foreign investment service provider or member of a banking syndicate or any company or investment fund that undertakes to subscribe to any issue likely to result in a future capital increase that may be carried out pursuant to this delegation heretofore in connection with the implementation of an equity or bond financing line; and/or (v) French or foreign investment service provider(s), or any foreign establishment(s) with equivalent status, likely to guarantee the completion of an issue intended to be placed with the persons referred to in (i) and/or (ii) above and, in this context, to subscribe for the securities issued.

American Depositary Shares

Each ADS represents one-half of one ordinary share. The Depositary or its Custodian, or a nominee of either, will hold the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the Depositary and all holders and beneficial owners of ADSs issued thereunder. You should carefully read the information under the caption “American Depositary Shares” in the accompanying prospectus and the deposit agreement, which is filed as an exhibit to the registration statement pursuant to which this prospectus supplement is filed.

Depositary and Custodian	Citibank, N.A. and Citibank Europe plc, respectively.

Use of Proceeds	We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, primarily for activities associated with potential approval and launch of Viaskin Peanut, as well as to advance the development of the Company’s product candidates using its Viaskin Platform and for working capital and other general corporate purposes, at the Company’s discretion. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	Before deciding whether to invest in our ADSs, you should carefully consider the risks described under “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.

Euronext Paris Trading Symbol For Our Ordinary Shares	“DBV”

Except as otherwise noted, in this prospectus supplement the number of ordinary shares that will be outstanding after this offering is based on 55,096,537 ordinary shares outstanding (including treasury shares) as of March 31, 2022 and excludes:

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256,693 ordinary shares issuable upon the exercise of share warrants (Bons de souscription d’actions, or BSA) approved by our shareholders and granted by our board of directors and outstanding as of March 31, 2022, at a weighted average exercise price of €47.51 per share;

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1,183,633 restricted stock units, which we also refer to as free shares (Actions gratuites), for which the vesting period had not yet expired and/or are subject to the achievement of performance conditions as of March 31, 2022; and

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3,471,808 potential ordinary shares issuable upon the exercise of stock options approved by our shareholders and granted by our board of directors (outstanding as of March 31, 2022) at a weighted average exercise price of €15.29 per share.

As of March 31, 2022, a total of 4,085,119 ordinary shares remained available for issuance under our equity incentive compensation plans pursuant to delegations of authority from our shareholders.

As of March 31, 2022, 57,851,363 ordinary shares remain reserved for issuance pursuant to delegations of authority from our shareholders approved on May 19, 2021 and April 20, 2020 for share capital increases by us, up to an aggregate maximum nominal amount equal to €5,785,136 through rights issuances, private offerings and public offerings, including this offering.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of the stock options and warrants listed above and no expiry of the vesting period of the free shares listed above.

RISK FACTORS

An investment in our ADSs involves a high degree of risk. Prior to making a decision about investing in our ADSs, you should carefully consider the specific factors discussed below, together with all of the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, as updated by our subsequent filings that will be incorporated by reference herein. The Risk Factors included in our Annual Report include a discussion of specific risks related to an investment in, and ownership of, ADSs under the caption “—Risks Related to Ownership of Our Ordinary Shares and ADSs.” See “Incorporation of Certain Information by Reference.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our ADSs, and the occurrence of any of these risks might cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Related to this Offering

If you purchase ADSs in this offering, you may experience substantial and immediate dilution as well as potential future dilution.

The offering price per ADS in any transaction that is a part of this offering may exceed the net tangible book value per ADS outstanding prior to this offering. Assuming that an aggregate of 77,519,380 ADSs are sold at a price of $1.29 per ADS (equivalent to aggregate gross proceeds of $100.0 million), which was the last reported sale price of our ADSs on April 29, 2022 on Nasdaq, then after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been $178.5 million, or $0.95 per ADS, and you would experience immediate dilution of $0.34 per ADS, representing the difference between our as adjusted net tangible book value per ADS as of March 31, 2022, after giving effect to this offering, and the assumed offering price.

You will also experience additional dilution at the end of the vesting period for our free shares that we have granted, and upon exercise of any outstanding employee or non-employee warrants or stock options to purchase ordinary shares. We have also reserved ordinary shares for future issuance under our equity incentive plans, and the issuance of additional equity compensation awards may result in further dilution.

In addition, in order to raise additional capital, we may in the future offer additional ordinary shares or ADSs or other securities convertible into or exchangeable for our ordinary shares, which may result in further dilution. There is no assurance that the offering price in any other offering will be equal to or greater than the price at which you purchase ADSs in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. Because the sales of ADSs offered hereby will be made at other than a fixed price, the prices at which we sell these ADSs may vary significantly. Purchasers of the ADSs we sell, as well as our existing shareholders and holders of ADSs, will experience significant dilution if we sell additional ADSs at prices significantly below the price at which they invested.

For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

Future sales of ordinary shares or ADSs by existing shareholders could depress the market price of our ordinary shares and ADSs.

As of March 31, 2022, 55,096,537 ordinary shares were issued and outstanding, which number includes treasury shares. Sales of a substantial number of shares of our ordinary shares or ADSs in the public market, or the perception that these sales might occur, could depress the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities. A substantial number of our shares are freely tradable, subject, in the case of sales by our affiliates, to the volume limitations and other provisions of Rule 144 under the Securities Act. If holders of these shares sell, or indicate an intent to sell, substantial amounts of our securities in the public market, the trading price of our securities could decline significantly.

In addition, in connection with the completion of our global offering in March 2018, we entered into a registration rights agreement with entities affiliated with Baker Bros. Advisors LP, or Baker Brothers, pursuant to which Baker Brothers is entitled to rights with respect to the registration under the Securities Act of ordinary shares and ADSs, including ordinary shares or ADSs issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) owned or subsequently acquired by Baker Brothers. Ordinary shares or ADSs sold under such registration statements can be freely sold in the public market. In the event such registration rights are exercised and a large number of ordinary shares or ADSs are sold in the public market, such sales could reduce the trading price of our ordinary shares or ADSs. Further, filing of such registration statements could reduce the trading price of our ordinary shares or ADSs regardless of whether any securities are sold thereunder. See “Description of Share Capital—Registration Rights” for a more detailed description of these registration rights.

Raising additional capital may restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financing, collaborations, strategic alliances and licensing arrangements. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, primarily for activities associated with potential approval and launch of Viaskin Peanut, as well as to advance the development of the Company’s product candidates using its Viaskin Platform and for working capital and other general corporate purposes. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in accordance with our investment policy in a manner that may not produce income or that may lose value. These investments may not yield a favorable return to our investors.

The ADSs offered hereby will be sold at other than fixed prices, and investors who buy ADSs at different times will likely pay different prices.

Because the sales of ADSs offered hereby will be made at other than fixed prices from time to time, the prices at which we sell these ADSs will vary and these variations may be significant. Investors who participate in this offering at different times will likely pay different prices. We will have discretion, subject to investor demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sale price. Investors may experience a decline in the value of their investment as a result of sales made at prices lower than the prices they paid.

The actual number of ADSs we will issue under the Sales Agreement at any one time or in total is uncertain.

We have not committed to sell, and Jefferies has not committed to purchase or underwrite, any specific number of ADSs under the Sales Agreement. The number of ADSs that are sold in this offering will be determined by us during the pendency of the Sales Agreement based on, among other things, market conditions and the market price of our ADSs and ordinary shares. Accordingly, it is not possible to predict the number of ADSs that will ultimately be issued under the Sales Agreement, if any ADSs are issued thereunder.

Purchasers of ADSs in the offering may not be directly holding our ordinary shares.

A holder of ADSs will not be treated as one of our shareholders and will not have direct shareholder rights. French law governs our shareholder rights. The depositary will be the holder of the ordinary shares underlying ADSs held by purchasers of ADSs in the offering. Purchasers of ADSs in the offering will have ADS holder rights. The deposit agreement among us, the depositary and purchasers of ADSs in the offering, as an ADS holder, and all other persons directly and indirectly holding ADSs, sets out ADS holder rights, as well as the rights and obligations of the depositary.

U.S. holders of ADSs may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

Under the U.S. Internal Revenue Code of 1986, as amended, or Code, we will be a passive foreign investment company, or PFIC, for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets, including cash, consists of assets that produce, or are held for the production of, “passive income.” Passive income generally includes interest, dividends, rents, certain non-active royalties and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. Based on the composition of our gross income and gross assets, we believe that we are likely not a PFIC for the taxable year ending December 31, 2021. We are not able to provide any assurance as to whether we will, or will not, be classified as a PFIC for the current taxable year ending December 31, 2022. Because the determination of our PFIC status is based on complicated provisions of the Code and applicable administrative authorities, there can be no assurance that our conclusions concerning our PFIC status for the taxable year ending December 31, 2021 are accurate and will not be successfully challenged by applicable tax authorities, and we cannot provide any assurance regarding our PFIC status for the current taxable year or any future taxable year.

If you are a U.S. holder (as defined below under “Certain Tax Considerations—Material U.S. Federal Income Tax Consequences”) during the taxable year when the Company is considered a PFIC, then you may be subject to adverse tax consequences if a mark-to-market election or a qualified electing fund, or QEF, election has not been made with respect to its ADSs. A U.S. holder may incur significant additional U.S. federal income taxes on income resulting from certain distributions on, or any gain from the disposition of, such ADSs, as such income generally would be allocated over the U.S. holder’s holding period for its ADSs. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC would be subject to tax as ordinary income earned in the current year, and all other amounts would be subject to tax at the highest rates of U.S. federal income taxation in effect for such years, with an interest charge then imposed on the resulting taxes in respect of such income. Furthermore, if we are a PFIC for any taxable year during which the U.S. holder holds ADSs, dividends paid by us would not be eligible for preferential individual rates of U.S. federal income tax. In addition, U.S. holders that own an interest in a PFIC are required to comply with certain reporting requirements.

A U.S. holder may in certain circumstances mitigate the adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a QEF, or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. For any taxable year in which we are a PFIC, we will determine whether we will provide to U.S. holders the information required to make a QEF election, provided that there is no assurance that such information will be provided

U.S. holders are strongly urged to consult with, and rely solely upon, their personal tax advisors regarding the implications of the tax provisions applicable to U.S. persons who own, directly or indirectly, interests in a foreign corporation that is or may become a PFIC. See “Certain Tax Considerations—Material U.S. Federal Income Tax Considerations.”

If a United States person is treated as owning at least 10% of the value or voting power of our ADSs, such United States person may be subject to adverse U.S. federal income tax consequences.

If a U.S. holder (as defined below under “Certain Tax Considerations”) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any), which may subject such person to adverse U.S. federal income tax consequences. Because our group includes a U.S. subsidiary (DBV Technologies Inc.), if we were to form or acquire any non-U.S. subsidiaries in the future, such non-U.S. subsidiaries generally will be treated as controlled foreign corporations. A United States shareholder of a controlled foreign corporation will be required to annually report and include in its U.S. taxable income its pro rata share of “subpart F income” and investments in U.S. property by the controlled foreign corporations and its “global intangible low-taxed income,” regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally will not be allowed certain tax deductions or foreign tax credits that are available to a United States shareholder that is a U.S. corporation. We cannot provide any assurance that we will assist investors in determining whether we or any of our future non-U.S. subsidiaries are treated as a controlled foreign corporation or furnish to any United States shareholder the information required to comply with the reporting and tax-paying obligations discussed above. Failure to comply with such reporting obligations may subject a U.S. holder that is a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to your U.S. federal income tax return for the year for which reporting was due from starting. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in our ADSs.

The biotechnology industry has been included in the list of critical technologies subject to foreign investment control procedure in France, which may limit the ability to certain non-French investors to participate in this or any other offering of our securities.

As a result of the implementation of Regulation (EU) 2019/452 of the European Parliament and of the Council of March 19, 2019, which established a framework for the screening of foreign direct investments into the European Union, the list of sectors of activity which are subject to a control by the French authorities has been extended to cover foreign investments in additional economic sectors. Prior authorization of the Minister of Economy is required for investments in: (i) businesses participating, even occasionally, under the exercise of French public authority, (ii) businesses that would be liable to negatively impact public order, public security or the national defense interest, and (iii) businesses focused on research, production or trade of arms, ammunition, gunpowder and explosive substances.

A foreign direct investment will require authorization where (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity, (d) any French entity controlled by one of the aforementioned persons or entities or (e) any person that belongs to the chain of control of an entity referred to in (c) or (d) above (i) acquires control, under article L.233-3 of the French Commercial Code, of an entity subject to French law or (ii) acquires all or part of a branch of activity of an entity subject to French law.

Further, a foreign direct investment will require authorization where a “non-European” investor, crosses directly or indirectly, and acting alone or in concert, the 25% voting rights threshold of an entity subject to French law. It being specified that a “non-European” investor is any investor other than (i) a natural person who is a citizen of a Member State of the European Union or of a State that is a party to the agreement on the European Economic Area and that entered into an administrative assistance agreement with France as part of its fight against fraud and tax evasion, and who is a resident in one of these States, or (ii) an entity, which members of the chain of control, within the meaning of Article R. 151-1 II of the French Monetary and Financial Code, fall within the scope of the law of one of these States, or are citizens of these States and are residents in these States.

The French government has adapted the foreign investment control procedure in France within the context of the ongoing COVID-19 pandemic in two ways: (i) the inclusion, by a Ministerial order (arrêté) of April 27, 2020, of biotechnologies in the list of critical technologies and (ii) the addition, by a Decree (décret) of July 22, 2020, as last amended by Decree n° 2021-1758 of December 22, 2021, of the crossing, directly or indirectly, acting alone or in concert, by a “non-European” investor, of the threshold of 10% of voting rights of a company subject to French law whose securities are listed on a stock exchange as triggering the control procedure.

The Decree of July 22, 2020, as last amended by the Decree of December 22, 2021, currently provides that this new 10% threshold will be effective until December 31, 2022, and there is a fast-track review procedure for foreign investments exceeding this threshold.

If an investment in the company subject to prior authorization occurs without this authorization having been granted, the Minister will be able to order the investor, subject to a fine for non-performance, to: (i) file an authorization application, (ii) unwind the unauthorized investment, or (iii) amend the investment. Additionally, if he considers that the conditions for the authorization have not been met, the Minister may also revoke the authorization or order the investor, subject to a fine for non-performance, to comply with the authorization. In both cases, the Minister may also take provisional measures.

Furthermore, an investor who has carried out a transaction without prior authorization or has not complied with the orders or measures set by the French Minister of Economy will be liable to an administrative fine of up to the greater of the following amounts: (i) twice the amount of the unauthorized investment, (ii) 10% of the turnover (excluding taxes) of the company, (iii) five million euros for legal entities, and (iv) one million euros for individuals.

In addition, any violation of this requirement may be criminally sanctioned by five years of imprisonment and a criminal fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Inclusion of biotechnologies in the list of critical technologies subject to foreign investment control procedure may discourage foreign investment in our securities and could therefore limit our access to foreign sources of funding. If investors interested in participating in this offering have not or are unable to obtain such authorization, their investment may be unwound, they be subject to additional fees or penalties, or both.

USE OF PROCEEDS

We may issue and sell from time to time ADSs, each ADS representing one-half of one ordinary share, having aggregate gross sales proceeds of up to $100.0 million before payment of sales agent commissions and offering expenses payable by us. Because there is no minimum offering amount required as a condition to close any transaction as a part of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ADSs under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, primarily for activities associated with potential approval and launch of Viaskin Peanut, as well as to advance the development of the Company’s product candidates using its Viaskin Platform and for working capital and other general corporate purposes. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with ADSs offered pursuant to this prospectus supplement for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds, in accordance with our investment policy, in short-term, investment-grade and interest-bearing securities.

DILUTION

Our net tangible book value as of March 31, 2022 was $82.0 million (or $0.74 per ADS based on the ADS ratio of each ADS representing one-half of one ordinary share), which is equivalent to €74.0 million (or €1.34 per ordinary share), with all convenience translations presented in this section based on the noon buying rate of the Federal Reserve Bank of New York in effect as of March 31, 2022, of €1.00 = $1.1093. Net tangible book value per ordinary share is determined by dividing total tangible assets less total liabilities by the aggregate number of ordinary shares outstanding as of March 31, 2022.

After giving effect to the sale by us of ADSs in the aggregate amount of $100.0 million at an assumed offering price of $1.59 per ADS, the last reported sale price of our ADSs on Nasdaq on March 31, 2022, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $178.5 million (or $1.03 per ADS based on the ADS ratio of each ADS representing one-half of one ordinary share), which is equivalent to €161.0 million (or €1.86 per ordinary share). This represents an immediate increase in net tangible book value of $0.29 per ADS to our existing holders and an immediate dilution of $0.56 per ADS issued to the new investors purchasing ADSs in this offering.

The following table illustrates such per ADS dilution. The information is illustrative only and will adjust based on the actual prices at which ADSs are sold, the actual number of ADSs sold and other terms of the offering determined at the time our ADSs are sold pursuant to this prospectus supplement.

Assumed Public Offering Price per ADS		$1.59

Net tangible book value per ADS as of March 31, 2022	$0.74
Increase in net tangible book value per ADS attributable to this offering	$0.29
As adjusted net tangible book value per ADS as of March 31, 2022, after giving effect to this offering		$1.03
Dilution per ADS to new investors purchasing in this offering		$(0.56)

To the extent that options or warrants (BSA) are exercised, new options, free shares or warrants are issued under our existing or future equity incentive plans, or we issue additional ADSs or ordinary shares in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of additional equity, the issuance of these securities could result in further dilution.

Except as otherwise noted, in this prospectus supplement the number of ordinary shares that will be outstanding after this offering is based on 55,096,537 ordinary shares outstanding (including treasury shares) as of March 31, 2022 and excludes:

•

256,693 ordinary shares issuable upon the exercise of share warrants (Bons de souscription d’actions, or BSA) approved by our shareholders and granted by our board of directors and outstanding as of March 31, 2022, at a weighted average exercise price of €47.51 per share;

•

1,183,633 restricted stock units, which we also refer to as free shares (Actions gratuites), for which the vesting period had not yet expired and/or are subject to the achievement of performance conditions as of March 31, 2022; and

•

3,471,808 potential ordinary shares issuable upon the exercise of stock options approved by our shareholders and granted by our board of directors (outstanding as of March 31, 2022) at a weighted average exercise price of €15.29 per share.

As of March 31, 2022, a total of 4,085,119 ordinary shares remained available for issuance under our equity incentive compensation plans pursuant to delegations of authority from our shareholders.

As of March 31, 2022, 57,851,363 ordinary shares remain reserved for issuance pursuant to delegations of authority from our shareholders approved on May 19, 2021 and April 20, 2020 for share capital increases by us, up to an aggregate maximum nominal amount equal to €5,785,136 through rights issuances, private offerings and public offerings, including this offering.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of the stock options and warrants listed above and no expiry of the vesting period of the free shares listed above.

Sales of our ADSs, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act from time to time and, therefore, the price of any such securities sold may vary. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $1.59 per ADS shown in the table above, assuming all of our ADSs in the aggregate amount of $100.0 million are sold during the term of the Sales Agreement at that price of $2.59 per ADS, would increase our as adjusted net tangible book value per ADS after the offering to $1.20 per ADS, which would represent an increase in net tangible book value per ADS to new investors in this offering of $1.39 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $1.59 per ADS shown in the table above, assuming all of our ADSs in the aggregate amount of $100.0 million are sold during the term of the Sales Agreement at that price of $0.59 per ADS, would decrease our as adjusted net tangible book value per ADS after the offering to $0.64 per ADS, which would represent a decrease in net tangible book value per ADS to new investors in this offering of $(0.05) per ADS, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs or Ordinary Shares by Non-French Residents

Neither the French Commercial Code nor our by-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. See below in “—Other French and E.U. Law Considerations—Takeover Provisions” for important additional information regarding investments in a French Company.

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

In accordance with French law, our shareholders have preferential subscription rights to subscribe for new shares or other securities giving rights to acquire additional shares on a pro rata basis, as described under the section of this prospectus supplement titled “Description of Share Capital and Bylaws—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right.” Holders of our securities in the United States (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the U.S. will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the U.S. of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares in the form of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of the accompanying prospectus titled “Description of American Depositary Shares—Dividends and Distributions” explains in detail the depositary’s responsibility in connection with a rights offering.

Other French and E.U. Law Considerations

Takeover Provisions

Declaration for Statistical Purpose. Under French law, a non-French resident as well as any French entity controlled by non-French residents may have to file a declaration for statistical purposes with the Banque de France, within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Authorization of the Ministry of Economy. Under French law, certain investments in a French company relating to strategic sectors and activities likely to prejudice the interests of national defense, participating in the exercise of public authority or likely to prejudice public order and public security (such as research and development in biotechnologies intended to be carried out in a sensitive activity within the meaning of § I or II of Article R. 151-3 of the French Monetary and Financial code or activities relating to infrastructure, goods or services essential to guarantee the protection of public health) by individuals or entities not French, not resident in France or controlled by entities not French or not resident in France are subject to prior authorization of the Ministry of Economy pursuant to Articles L. 151-1 and seq. and R. 151-1 and seq. of the French Monetary and financial code.

In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020-892 dated July 22, 2020, as last amended on December 22, 2021 by the Decree (décret) n°2021-1758, completed the existing 25% threshold with an additional temporary 10% threshold of the voting rights for the “non-European” investments in French listed companies on the regulated market applicable, at the date of this prospectus supplement, until December 31, 2022. A fast-track procedure shall apply for any “non-European” investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.

If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. The relevant investor might be sanctioned with an administrative fine which cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) €5 million (for an entity) or €1 million (for an individual). In addition, any violation of this requirement may be criminally sanctioned by five years of imprisonment and a criminal fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity. Please refer to the sub-section entitled “The biotechnology industry has been included in the list of critical technologies subject to foreign investment control procedure in France, which may limit the ability to certain non-French investors to participate in this or any other offering of our securities” in the Risk Factors section for more information on this topic.

Majority Shareholder Rights. The owner of 90% of the share capital and voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the EEA Agreement, including from the main French Stock Exchange, has the right to force out minority shareholders following a tender offer made to all shareholders.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Jefferies, acting as agent, under which we may offer and sell ADSs, each ADS representing one-half of one ordinary share, from time to time and representing, together with all the other ordinary shares which have been admitted to trading on Euronext Paris without a French listing prospectus, over a rolling period of 12 months, less than 20%. Sales of our ADSs, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Pursuant to this prospectus supplement and accompanying prospectus, we may offer and sell ADS having an aggregate offering price of up to $100.0 million.

Under the authority granted by our shareholders, pursuant to the 28th and 32nd resolutions adopted by the 2021 Annual General Meeting and, if and when applicable, the 18th and 22nd resolutions that would be adopted by the 2022 Annual General Meeting of Shareholders that has been convened for May 12, 2022 (the “2022 Annual General Meeting”), the ADSs we are offering may only be purchased by: (i) natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in these sectors or in the cosmetics or chemical sector or in the field of medical devices or research in these areas; and/or (iii) any individual(s) or legal entity(ies), including any company(ies), institution(s), entity(ies), trust(ies), investment fund(s) or other investment vehicle(ies) in any form whatsoever, under French or foreign law, when entering into an industrial, commercial, licensing, research or partnership agreement with the Company; and/or (iv) any credit institution, any French or foreign investment service provider or member of a banking syndicate or any company or investment fund that undertakes to subscribe to any issue likely to result in a future capital increase that may be carried out pursuant to this delegation heretofore in connection with the implementation of an equity or bond financing line; and/or (v) French or foreign investment service provider(s), or any foreign establishment(s) with equivalent status, likely to guarantee the completion of an issue intended to be placed with the persons referred to in (i) and/or (ii) above and, in this context, to subscribe for the securities issued.

Each time we wish to issue and sell our ADSs under the Sales Agreement, we will notify Jefferies of the number of ADSs to be issued, any time period over which such sales may be made, any limitation on the number of ADSs to be sold, and any limitation on the price at which such sales may be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to arrange on our behalf for the sale of all such ADSs requested to be sold by us on the specified terms.

The obligations of Jefferies under the Sales Agreement to sell our ADSs are subject to a number of conditions that we must meet including the determination of our Chief Executive Officer or Board of Directors to issue the shares underlying the ADSs to be sold under the Sales Agreement.

We expect to deliver ordinary shares to Jefferies for settlement on the second trading day following the date on which the sale of the ADSs was made. However, the purchaser of any ADSs in the offering may agree for settlement to occur on an alternative settlement cycle, as permitted under Rule 15c6-1 promulgated under the Exchange Act.

Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our ADSs. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the incurred fees and disbursements of its outside counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $200,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $700,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such ADSs.

Jefferies will provide written confirmation to us before the open of trading on the regulated market of Euronext in Paris on the day following each day in which ADSs are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of ADSs sold through it as sales agent on that day, the price of the ADSs sold, the gross proceeds to us and copies of such documents as required by French law and the limits and other conditions set forth in our corporate authorizations.

We will report at least quarterly the number of ADSs sold through Jefferies under the Sales Agreement, the net proceeds to us and the compensation paid by us to Jefferies in connection with the sales of ADSs.

In connection with the sale of our ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our ADSs pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act, and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates have provided and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.

DESCRIPTION OF SHARE CAPITAL AND BYLAWS

The following description of our share capital summarizes certain provisions of our by-laws and relevant provisions of French law. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our by-laws, a copy of which has been filed with the SEC, and to the applicable provisions of French law. We encourage you to read our by-laws and the applicable provisions of French law for additional information.

Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See the description under the caption “American Depositary Shares” in the accompanying prospectus.

General

As of March 31, 2022, our outstanding share capital, including treasury shares, consisted of a total of 55,096,537 issued ordinary shares, fully paid and with a nominal value €0.10 per share. We have no preferred shares outstanding.

Under French law, our by-laws set forth only our issued and outstanding share capital as of the date of the by-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding employee warrants, employee share options and non-employee warrants, as approved by our shareholders and granted by our board of directors.

Reconciliation of the Number of Ordinary Shares Outstanding (Including Treasury Shares) through March 31, 2022

Shares outstanding (including treasury shares) at January 1, 2022	55,095,762
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants and the acquisition of free shares	775
Shares outstanding (including treasury shares) at March 31, 2022	55,096,537

Shareholder Authorizations Regarding Share Capital

At our 2021 combined shareholders’ meeting held on May 19, 2021, our board of directors received the following authorizations from shareholders:

•	authorization to buy back up to 5% of our shares at a maximum price of €100.00 per share for a duration of 18 months (of which no shares have been bought back as of March 31, 2022);

•

authorization to cancel the shares bought back by the Company up to 5% of our shares (such authorization being capped to a maximum of 5% of our share capital at the date of the relevant cancellation decision) and to decrease our share capital accordingly for a duration of 18 months (of which no shares have been canceled as of March 31, 2022);

•

delegation of authority to increase our share capital by issuing ordinary shares, giving, as necessary, access to ordinary shares or to the allocation of debt securities (of the Company or of any group company) and/or securities giving access to ordinary shares (of the Company or of any group company) with pre-emptive rights, for a duration of 26 months within a maximum potential dilution of 22,038,614 shares based on the ordinary shares outstanding at March 31, 2022 (such delegation of authority being capped to a maximum potential dilution of 40% of our share capital at the date of the relevant share capital increase) (of which no shares have been issued as of March 31, 2022);

•	delegations of authority to increase our share capital by issuing ordinary shares giving access, if applicable, to ordinary shares or the allocation of debt securities (of the company or any group company) and/or securities giving access to ordinary shares (of the company or any group company), without preferential subscription rights (except for a rights offering), through public offerings (except offerings under Article L. 411-2 1° of the French Monetary and Financial Code) and/or offerings under Article L. 411-2. 1° of the French Monetary and Financial Code for the maximum duration permitted under French law (26 months) within a maximum aggregate potential dilution of 16,528,961 or 11,019,307, respectively (depending on the delegations) shares based on the ordinary shares outstanding at March 31, 2022 (each delegation of authority has been capped to a maximum potential dilution equal to a percentage of 30% or 20% of our share capital, respectively (depending on the delegations) at the date of the relevant share capital increase) (of which no shares have been issued as of March 31, 2022), it being specified that any increases of our share capital under these delegations of authority (public offerings (except offerings under Article L. 411-2 1° of the French Monetary and Financial Code) and/or offerings under Article L. 411-2. 1° of the French Monetary and Financial Code) together with any increases of our share capital under the delegation of authority mentioned in the two following paragraphs (authority to increase our share capital to the benefit of persons meeting certain characteristics, and authority to increase our share capital by issuing securities in the context of a merger, demerger or partial contribution of assets) have been granted within a maximum potential dilution of 35,715,476 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (these delegations of authority being capped to a percentage of 65% of our share capital at the date of the shareholders’ meeting) (of which no shares have been issued as of March 31, 2022);

•

delegation of authority to increase our share capital by issuing ordinary shares giving access, if applicable, to ordinary shares or the allocation of debt securities (of the company or any group company) and/or securities giving access to ordinary shares (of the company or any group company) without preferential subscription rights, to the benefit of categories of persons meeting certain characteristics, for a duration of 18 months within a maximum potential dilution of 16,528,961 shares based on the ordinary shares outstanding at March 31, 2022 (such delegation of authority being capped to a maximum potential dilution of 30% of our share capital at the date of the relevant share capital increase) (of which no shares have been issued as of March 31, 2022), it being specified that any increases of our share capital under this delegation of authority (authority to increase our share capital to the benefit of persons meeting certain characteristics) together with any increase of our share capital under the delegations of authority mentioned in the previous paragraph (authority to increase our share capital through public offerings (except offerings under Article L. 411-2 1° of the French Monetary and Financial Code) and/or offerings under Article L. 411-2. 1° of the French Monetary and Financial Code) and in the following paragraph (authority to increase our share capital by issuing securities in the context of a merger, demerger or partial contribution of assets) have been granted within a maximum potential dilution of 35,715,476 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (these delegations of authority being capped to a percentage of 65% of our share capital at the date of the shareholders’ meeting) (of which no shares have been issued as of March 31, 2022);

•

delegations of authority to decide any merger-absorption, demerger, or partial contribution of assets and to increase our share capital by issuing securities in the context of a merger, demerger or partial contribution of assets (shares and/or securities giving access to the share capital) for a duration of 26 months within a maximum potential dilution of 5,494,688 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (such delegation of authority being capped to a maximum potential dilution equal to 10% of our share capital at the date of the shareholders’ meeting), (of which no shares have been issued as of March 31, 2022), it being specified that any increases of our share capital under this delegations of authority (authority to increase our share capital by issuing securities in the context of a merger, demerger or partial contribution of assets) together with any increases of our share capital under the delegation of authority mentioned in the two aforementioned paragraphs (authority to increase our share capital through public offerings (except offerings under Article L. 411-2 1° of the French Monetary and Financial Code) and/or offerings under Article L. 411-2. 1° of the French Monetary and Financial Code, and authority to increase our share capital to the benefit of persons meeting certain characteristics) have been granted within a maximum potential dilution of 35,715,476 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (these delegations of authority being capped to a percentage of 65% of our share capital at the date of the shareholders’ meeting) (of which no shares have been issued as of March 31, 2022);

•

delegation of powers to the Board of Directors to issue non-employee stock warrants (BSA), subscription and/or acquisition of new and/or existing stock warrants (BSAANE) and/or subscription and/or acquisition of new and/or existing redeemable stock warrants (BSAAR) without preferential subscription rights, to the benefit of a category of persons, for a duration of 18 months, within a maximum potential dilution of 274,734 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (such authorization being capped to a maximum potential dilution equal to 0.5% of our share capital at the date of the shareholders’ meeting) (39,185 warrants have been granted and subscribed as of March 31, 2022), for which delegation our shareholders waived automatically their preferential subscription rights with respect to all such grants;

•

delegation of authority to increase our share capital by issuing ordinary shares and/or securities giving access to our share capital without preferential subscription rights, to the benefit of employees investing in our company saving plan (plan d’épargne entreprise), for a duration of 26 months, within a maximum aggregate potential dilution of 1,101,931 shares based on the ordinary shares outstanding at March 31, 2022 (such delegation of authority being capped to a maximum potential dilution equal to 2% of our share capital at the date of the relevant share capital increase) (of which no shares have been issued as of March 31, 2022), for which such delegation our shareholders automatically waived their preferential subscription rights with respect to all such issuances;

•

authorization to grant free shares (attribution gratuite d’actions) to our employees and/or certain officers, for a duration of 18 months, within a maximum potential dilution of 824,631 shares based on the ordinary shares outstanding at March 31, 2022 (such authorization being capped to a maximum potential dilution equal to 2% of our share capital at the date of the relevant granting) (277,300 free shares have been granted and no shares have been issued as of March 31, 2022) for which delegation our shareholders waived automatically their preferential subscription rights with respect to all such grants;

•

authorization to grant share options (options de souscription et/ou d’achat d’actions) to our employees and/or certain officers for a maximum duration of 18 months, within a maximum potential dilution of 3,034,940 shares based on the ordinary shares outstanding at March 31, 2022 (such delegation of authority being capped to a maximum potential dilution equal to 7.5% of our share capital at the date of the relevant granting) (of which 1,107,300 options have been granted and no shares have been issued as of March 31, 2022), for which delegation our shareholders waived automatically their preferential subscription rights with respect to all such grants.

Furthermore, our board of directors received the following delegations from the shareholders at our 2020 combined shareholders’ meeting held on April 20, 2020:

•

delegation of authority to increase our share capital by incorporation of reserves, profits or premium either by the issuance of new shares attributed to each existing shareholder or by the increase of the nominal value per share, or by combining these two methods, for a duration of 26 months within a maximum aggregate potential dilution of 27,548,268 shares based on the ordinary shares outstanding at March 31, 2022 (such delegation of authority being capped to a maximum potential dilution of 50% of our share capital at the date of the relevant share capital increase) (of which no shares have been issued as of March 31, 2022); and

•

delegation of authority to increase our share capital by issuing securities in view of remuneration of contributions in kind (shares and/or securities giving access to the share capital) to our company for a duration of 26 months within a maximum potential dilution of 5,494,688 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (such delegation of authority being capped to a maximum potential dilution equal to 10% of our share capital at the date of the shareholders’ meeting) (of which no shares have been issued as of March 31, 2022), it being specified that any increases of our share capital under this delegations of authority (authority to increase our share capital by issuing securities in view of remuneration of contributions in kind) together with any increases of our share capital under the delegation of authority mentioned in the two aforementioned paragraphs (authority to increase our share capital through public offerings (except offerings under Article L. 411-2 1° of the French Monetary and Financial Code) and/or offerings under Article L. 411-2. 1° of the French Monetary and Financial Code, and authority to increase our share capital to the benefit of persons meeting certain characteristics) have been granted within a maximum potential dilution of 35,715,476 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (these delegations of authority being capped to a percentage of 65% of our share capital at the date of the shareholders’ meeting) (of which no shares have been issued as of March 31, 2022).

Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares

The description below reflects the terms of our by-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our by-laws.

Corporate Purpose (Article 4 of the By-laws)

Our corporate purpose in France and abroad includes:

•	the development of any innovative medical product, and in particular any drug, diagnostic, or care product;

•	the study, research, development, industrial manufacture, and marketing of such products; and

•

the use and the development of all patents or any licenses relating to these products, and generally, all commercial transactions, moveable or immoveable, financial or otherwise, directly or indirectly related, in whole or in part, to the company’s objective or any other similar or related objective, which may facilitate operation and business development.

Directors

Directors’ Designation. Directors are designated at a shareholders’ ordinary general meeting, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy, for a period of three years that expires at the end of the shareholders’ general meeting convened to approve the financial statements for the past fiscal year and held in the year during which the respective director’s term expires. By way of exception and in order to allow exclusively for the implementation or maintenance of the staggered terms of office of the directors, the ordinary general meeting of shareholders may appoint one or more directors for a term of two or one year(s).

Vacancies on the Board of Directors. Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.

Quorum and Voting (Article 11 of the By-laws). The board of directors can only deliberate if at least half of the directors attend the meeting in the manners provided for in our by-laws. French law and the rules of procedure of the board allow deliberations of the board of directors to be made through meetings in person or, to the extent permitted by applicable law, through written consultations or by videoconference or other telecommunications arrangements. Decisions of the board of directors are taken by the majority of the voting rights held by the directors present or represented. In the event of a tie vote, the chairman of the board of directors shall have a casting vote.

Directors’ Voting Powers on Proposal, Arrangement or Contract in which any Director Is Materially Interested. Under French law, any agreement entered into (directly or through an intermediary) between us and any director that is not entered into (1) in the ordinary course of our business and (2) upon standard market terms is subject to the prior authorization of the board of directors (it being specified that the interested director cannot vote on such decision). The same provision applies to agreements between us and another company if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.

Directors’ Compensation. The aggregate amount of the compensation (rémunération de l’activité) of the board of directors is determined at the shareholders’ annual ordinary general meeting, on the basis of a submission of the board of directors of proposed compensation for the board of directors, following the recommendation of the compensation committee (comité des rémunérations) which is comprised of three directors, of which at least two are independent, to the board. The board of directors then divides this aggregate amount among some or all of its members by a simple majority vote, on the basis of a proposal of the compensation committee.

In addition, the board of directors may grant exceptional compensation (rémunérations exceptionnelles) to individual directors on a case-by-case basis for special and temporary assignments. The board of directors may also authorize the reimbursement of reasonable travel and accommodation expenses, as well as other expenses incurred by directors in the corporate interest.

Board of Directors’ Borrowing Powers. There are currently no limits imposed on the amounts of loans or borrowings that the board of directors may approve.

Directors’ Age Limits (Article 10 of the By-laws). The number of directors who are more than 80 years old may not exceed one-third of the directors in office.

Directors’ Share Ownership Requirements. None.

Rights, Preferences and Restrictions Attaching to Ordinary Shares

Dividends (Article 37 of the By-laws). We may only distribute dividends out of our “distributable profits,” plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable Profits” consist of our unconsolidated net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law (see below).

Legal Reserve. Pursuant to French law, we must allocate at least 5% of our unconsolidated net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital. This restriction on the payment of dividends also applies to our French subsidiary on an unconsolidated basis.

Approval of Dividends. Pursuant to French law, our board of directors may propose a dividend for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders (the amount of our share capital which may not be distributed is nil on March 31, 2022).

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the by-laws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

Distribution of Dividends. Dividends are distributed to shareholders pro rata according to their respective holdings of shares. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all shareholders receive a whole number of assets of the same nature paid in lieu of cash.

Timing of Payment. Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.

Voting Rights (Article 33 of the By-laws). Each share shall entitle its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our by-laws. Ownership of one share implies, ipso jure, adherence to our by-laws and the decisions of the shareholders’ meeting.

In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to Law no. 2014-384 of March 29, 2014, as of April 2016, double voting rights are automatically granted to shares registered under a shareholder’s name for more than two years, unless the by-laws are modified in order to provide otherwise. Our by-laws (Article 23 of the by-laws) were amended by the general meeting dated June 23, 2015 in order to expressly prohibit the use of double voting rights following the modification of the provisions of Article L. 225-123 of the French Commercial Code by Law no. 2014-384 of March 29, 2014. As a consequence, each shareholder is entitled to one vote per share at any general shareholders’ meeting.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.

Rights to Share in Our Profit. Each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Rights to Share in the Surplus in the Event of Liquidation (Article 38 of the By-laws). If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of shares respectively held by them, taking into account, where applicable, of the rights attached to shares of different classes.

Repurchase and Redemption of Shares. Under French law, we may acquire our own shares for the following purposes only:

•

to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•

to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

•

under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and in accordance with Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse, or MAR, Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, and the general regulations of, and market practices accepted by the Autorité des marchés financiers, or the AMF.

No such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

Sinking Fund Provisions. Our by-laws do not provide for any sinking fund provisions.

Liability to Further Capital Calls. Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.

Requirements for Holdings Exceeding Certain Percentages. None except as described under the section of this prospectus titled “—Form, Holding and Transfer of Shares—Ownership of Shares by Non-French Persons.”

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our by-laws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founders’ warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings

Access to, Participation in and Voting Rights at Shareholders’ Meetings (Articles 20 & 21 of the by-laws). Shareholders’ meetings are composed of all shareholders. Each shareholder has the right to attend the meetings and participate in the discussions (1) personally, or (2) by granting proxy to any individual or legal entity of his choosing; or (3) by sending a proxy to the company without indication of the mandate, or (4) by voting by correspondence, or (5) by videoconference or another means of telecommunication in accordance with applicable laws that allow identification. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.

Participation in shareholders’ general meetings, in any form whatsoever, is subject to registration or registration of shares under the conditions and time limits provided for applicable laws.

The final date for returning voting ballots by correspondence is set by the board of directors and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)). This date cannot be earlier than three days prior to the meeting.

The shareholder having voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.

Any shareholder may be represented at meetings by any individual or legal entity of his choosing, by means of a proxy form which is addressed to him by us (1) at his request, addressed to us by any means. This request must be received at the registered office at least five days before the date of the meeting; or (2) at our initiative.

The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held on the same day or within a period of fifteen days.

Any shareholder may vote by correspondence by means of a voting form, which is sent by us (1) upon request, addressed in writing (this request must be received at the registered office at least six days before the date of the meeting); or (2) at our initiative; or (3) in appendix to a proxy voting form under the conditions provided for by current laws and requirements. In any case this voting form is available on our website at least 21 days before the date of the meeting.

The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.

To better understand the voting rights of the ADSs, you should carefully read the section in the accompanying prospectus titled “Description of American Depositary Shares—Voting Rights.”

Notice of Annual Shareholders’ Meetings. Shareholders’ meetings are convened by our board of directors, or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances. Meetings are held at our registered offices or at any other location indicated in the convening notice. A convening notice is published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)) at least 35 days prior to a meeting, as well as on our website at least 21 days prior to the meeting. In addition to the particulars relative to the company, it indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the company under the conditions provided for in the current legislation.

Subject to special legal provisions, the meeting notice is sent out at least fifteen days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)). Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the notice of meeting shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. The latter may at any time expressly request by registered letter to the company with acknowledgment of receipt that the aforementioned means of telecommunication should be replaced in the future by a mailing.

The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

The convening notice may be addressed, where appropriate, with a proxy form and a voting by correspondence form, under the conditions specified in our by-laws, or with a voting by correspondence form alone, under the conditions specified in our by-laws. When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.

We also file proxy statements and related materials in accordance with applicable SEC requirements.

Agenda and Conduct of Annual Shareholders’ Meetings. The agenda of the shareholders’ meeting shall appear in the notice to convene the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. One or more shareholders representing a percentage of share capital required by French law (currently at 2.70% on the basis of a share capital of EUR 5,509,653.70 as at March 31, 2022), and acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda.

Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Ordinary Shareholders’ Meeting. Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not amend our by-laws. An ordinary meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes cast by the shareholders present or represented (by proxy or by mail). The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or for which the vote is otherwise void. In addition, pursuant to an AMF recommendation dated June 15, 2015, French listed companies may be required to conduct a consultation of the ordinary shareholders meeting prior to the disposal of the majority of their assets, under certain circumstances.

Extraordinary Shareholders’ Meeting. Only an extraordinary shareholders’ meeting is authorized to amend our by-laws. It may not, however, increase shareholder commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting shall be valid only if the shareholders present, represented by proxy or voting by mail represent at least one quarter of all shares entitled to vote upon first notice, and, upon second notice, if the shareholders present, represented by proxy or voting by mail represent at least one-fifth of all shares entitled to vote. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called.

Decisions are made by a two-thirds majority of the votes cast by the shareholders present or represented (by proxy or by mail). The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or for which the vote is otherwise void.

Temporary measures for Board of Directors meetings due to COVID-19 crisis

Temporary measures for shareholders meetings and Board of Directors meetings due to COVID-19 crisis as provided by French ordinance No.2020-321 (as amended) are no longer effective. However, on January 22, 2022, the French government adopted the law no. 2022-46 providing, until July 31, 2022, the possibility for the Board of Directors to hold meetings through conference call or videoconference or to adopt decisions through written resolutions of the Board of Directors.

Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of the Company

Provisions contained in our by-laws and the corporate laws of France, the country in which we are incorporated, could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. These provisions include the following:

•

under French law, the owner of 90% of the share capital or voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the EEA Agreement, including from the main French Stock Exchange, has the right to force out minority shareholders following a tender offer made to all shareholders;

•

a merger (i.e., in a French law context, a stock for stock exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting (unless the merger will result in an increase of the shareholders’ commitments, in which case the approval of each shareholder is required);

•	a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;

•	under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

•

our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

•

our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•

our board of directors has the right to appoint new directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

•

our board of directors can only be convened by its chairman or, when no board meeting has been held for more than two consecutive months, by directors representing at least one fourth of the total number of directors;

•

our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board’s decisions;

•

the shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice. Shares issued are registered in individual accounts opened by the company or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions;

•

under French law, a non-resident of France may have to file an administrative notice with French authorities in connection with a direct or indirect investment in us, as defined by administrative rulings; see the section of this prospectus titled “Limitations Affecting Shareholders of a French Company”;

•

under French law, certain investments in a French company relating to certain strategic industries by individuals or entities are subject to prior authorization of the French Minister of the Economy pursuant to Law 2019-486;

•

approval of at least a majority of the votes cast by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

•

advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

•	the by-laws can be amended in accordance with applicable laws;

•	the crossing of certain thresholds has to be disclosed and can impose certain obligations; see the section of this prospectus below titled “Declaration of Crossing of Ownership Thresholds”;

•	transfers of shares shall comply with applicable insider trading rules and in particular with MAR; and

•

pursuant to French law, our by-laws, including the sections relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by at least a two-thirds majority vote of our shareholders present, represented by a proxy or voting by mail at the meeting.

Declaration of Crossing of Ownership Thresholds

Set forth below is a summary of certain provisions of our by-laws and of the French Commercial Code applicable to us. This summary is not intended to be a complete description of applicable rules under French law.

Any individual or legal entity referred to in Articles L.233-7, L.233-9 and L.223-10 of the French Commercial Code coming to directly or indirectly own, alone or in concert, a number of shares representing a fraction of the company’s capital or voting rights greater or equal to 2.5% or a multiple of this percentage must inform the company of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time, by registered letter with request for acknowledgment of receipt addressed to the registered office within a period of four trading days from the crossing of the said holding thresholds.

This obligation also applies under the same conditions when crossing each of the above-mentioned thresholds in a downward direction.

In case of failure to declare, shares or voting rights exceeding the fraction that should have been declared are deprived of voting rights at general meetings of shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the Commercial Code, if the failure to declare has been determined and one or several shareholders holding at least 2.5% of the capital make the request recorded in the minutes of the general meeting.

Any individual or legal entity referred to in Articles L. 233-7, L. 233-9 and L. 223-10 of the French Commercial Code coming to directly or indirectly own, or cease to own, alone or in concert, a number of shares representing a fraction of the Company’s capital or voting rights greater or equal to 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95% shall inform the Company, as well as the AMF, of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time within a period of four trading days from the crossing of said holding thresholds. This obligation applies when crossing each of the above-mentioned thresholds in a downward direction.

In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at general meetings of shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code. Additional sanctions may apply in particular pursuant to Article L.621-15 of the French Monetary and Financial Code.

Further, any shareholder crossing, alone or acting in concert, the 10%, 15%, 20% or 25% threshold shall file a declaration with the AMF pursuant to which it shall expose its intention over the following 6 months, including notably whether it intends to continue acquiring shares of the company, it intends to acquire control over the company, its intended strategy for the company.

Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than twelve consecutive months, increases his/her/its holding of capital or voting rights by at least 1% company’s capital or voting rights, shall file a mandatory public tender offer.

Changes in Share Capital

Increases in Share Capital. Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital.

Increases in our share capital may be effected by:

•	issuing additional shares;

•	increasing the par value of existing shares;

•	creating a new class of equity securities; and

•	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	in consideration for cash;

•	in consideration for assets contributed in kind;

•	through an exchange offer;

•	by conversion of previously issued debt instruments;

•	by capitalization of profits, reserves or share premium; and

•	subject to certain conditions, by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Reduction in Share Capital. Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

Preferential Subscription Right. According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the subscription period relating to a particular offering.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.

In the future, to the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at an extraordinary general shareholders’ meeting in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.

Form, Holding and Transfer of Shares

Form of Shares. The shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice.

Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our shares, the information referred to in Article L. 228-2 of the French Commercial Code. Thus, we are, in particular and at any time, entitled to request the name and year of birth or, in the case of a legal entity, the name and the year of incorporation, nationality and address of holders of securities conferring immediate or long-term voting rights at its general meetings of shareholders and the amount of securities owned by each of them and, where applicable, the restrictions that the securities could be affected by.

Holding of Shares. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

Ownership of Shares by Non-French Persons. Neither French law nor our by-laws limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities.

Neither French law nor our bylaws limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities. However, under French law, certain investments in any entity governed by a French law relating to certain strategic industries (such as research and development in biotechnologies and activities relating to public health) and activities by individuals or entities not French, not resident in France or controlled by entities not French or not resident in France are subject to prior authorization of the Ministry of Economy (See “Limitations Affecting Shareholders of a French Company.”) Moreover, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Assignment and Transfer of Shares. Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading.

Registration Rights

In March 2018, we entered into a registration rights agreement, or the Registration Rights Agreement, with entities affiliated with Baker Bros. Advisors LP, or Baker Brothers, pursuant to which Baker Brothers is entitled to rights with respect to the registration under the Securities Act of ordinary shares and ADSs, including ordinary shares or ADSs issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) owned or subsequently acquired by Baker Brothers. These rights include demand registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting commissions, will be borne by Baker Brothers. Under the terms of the Registration Rights Agreement, we are required, upon the request of Baker Brothers, to file a registration statement covering, and use our reasonable best efforts to effect, the registration of the ordinary shares, including in the form of ADSs, requested to be registered for public resale. In addition, if we register our securities either for our own account or for the account of other security holders under certain circumstances more than six months following the completion of our March 2018 underwritten global offering, Baker Brothers is entitled to include its ordinary shares or ADSs in such registration. Subject to certain exceptions, we and the underwriters may limit the number of ordinary shares or ADSs included in an underwritten offering conducted pursuant to the terms of the Registration Rights Agreement if the underwriters believe that including such securities would adversely affect the offering. The registration rights granted under the Registration Rights Agreement will terminate ten years after the date of the Registration Rights Agreement.

Differences in Corporate Law

	France	Delaware
Number of Directors	Under French law, a société anonyme must have at least three (3) and may have up to eighteen (18) directors. The number of directors is fixed by or in the manner provided in the by-laws. The number of directors of each gender may not be less than 40%. Any appointment made in violation of this limit that is not remedied will be null and void.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the by-laws.

Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, members of a board of directors of a corporation may be legal entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be members of a corporation’s board of directors.

Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.

	France	Delaware

Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three (3) directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.

Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws.

General Meeting	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of General Meetings	A convening notice is published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)) at least 35 days prior to a meeting and made available on the website of the company at least twenty-one days prior to the meeting. Subject to special legal provisions, the meeting notice is sent out at least fifteen days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the notice of meeting	Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

	France	Delaware

shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least 10 calendar days in advance in the same manner as used for the first notice.

The convening notice shall specify the name of the company, its acronym, legal form, share capital, registered office address, registration number with the French Trade and Companies Register (Registre du commerce et des sociétés), the place, date, hour and agenda of the meeting and its nature (ordinary or extraordinary meeting). This notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail and, as the case may be, the e-mail address to which they may send written questions.

Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, or (ii) by granting proxy to any individual or legal entity of his choosing; or (iii) by sending a proxy to the company without indication of the mandate, or (iv) by voting by correspondence, or (v) by videoconference or another means of telecommunication in accordance with applicable laws that allow

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

A director of a Delaware corporation may not issue a proxy representing

	France	Delaware
	identification. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held on the same day or within a period of fifteen (15) days.	the director’s voting rights as a director.

Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.

Preemptive Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present at the extraordinary meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights are not waived by the extraordinary general meeting, each stockholder may individually either exercise, assign or not exercise its preferential rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period.	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

	France	Delaware

Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

“Distributable premium” refers to the contribution paid by the stockholders in addition to the par value of their shares for their subscription that the stockholders decide to make available for distribution.

Except in case of a share capital reduction, no distribution can be made to the stockholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or by-laws.

Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

Repurchase of Shares

Under French law, a corporation may acquire its own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, MAR provides for safe harbor exemptions when the acquisition is made for the following purposes:

•  to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction; in this case, the shares

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

	France	Delaware

repurchased must be cancelled within one month from the expiry of the purchase offer;

•  with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, free share or share option plan; or

•  under a buyback program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code, in accordance with Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse, Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, and in accordance with the general regulations of the AMF.

No such repurchase of shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issued share capital.

Liability of Directors and Officers

Under French law, the by-laws may not include any provisions limiting the liability of directors.

Civil liability of the directors may be sought for (1) an infringement of laws and regulations applicable to the company, (2) breach of the by-laws and (3) mismanagement.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

	France	Delaware
• any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, unless otherwise provided in the by-laws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. Further to the introduction of Law No. 2014-384 dated March 29, 2014 (Loi Florange), shares registered under a shareholder’s name for more than two years shall automatically be granted double voting rights from 2016, unless the by-laws expressly reject this measure (and it being specified that our by-laws expressly prohibit this measure).	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions

Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:

•  the approval of the board of directors; and

•  approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to either shareholders’ approval by a two-thirds majority vote, or unanimous decisions of the shareholders, as stated above.	Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a

	France	Delaware

dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•  shares of stock of the surviving corporation;

•  shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•  cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•  any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social).	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well- informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Suits	French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the	Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

	France	Delaware

corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and legal fees relating to such action are borne by the relevant shareholder or the group of shareholders.

The plaintiff must remain a shareholder through the duration of the legal action.

There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation

Unlike companies incorporated under Delaware law, which organizational documents are comprised of a certificate of incorporation and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents.

As indicated below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws under French law.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

•  its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

•  the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of By-laws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws. The extraordinary shareholders’ meeting may authorize	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of

France	Delaware
the board of directors to amend the bylaws to comply with mandatory legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The board of directors is authorized to amend the bylaws as a result of a decision to relocate the company’s registered office in France, subject to ratification by the next ordinary shareholders’ meeting.	incorporation, that power upon the board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is Citibank, N.A. The transfer agent and registrar for our ordinary shares is Société Générale Securities Services.

Listing

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “DBVT” and our ordinary shares are listed on Euronext Paris under the symbol “DBV.”

CERTAIN TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax consequences to U.S. holders (as defined below) of purchasing, owning and disposing of ADSs acquired pursuant to this offering. This summary does not address any aspect of U.S. federal non-income tax laws, such as U.S. federal estate and gift tax laws, or state, local or non-U.S. tax laws, and does not purport to be a comprehensive description of all of the U.S. tax considerations that may be relevant to a particular person’s decision to acquire ADSs (such as the effects of section 451(b) of the Code).

This discussion applies to you only if you acquire the ADSs in this offering and you hold the ADSs as capital assets for U.S. federal income tax purposes (generally, for investment). This section does not apply to you if you are a member of a special class of holders subject to special tax rules, including:

•	a broker;

•	a dealer in securities, commodities or foreign currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank or other financial institution;

•	a tax-exempt organization;

•	an insurance company;

•	a real estate investment trust;

•	a grantor trust;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	a regulated investment company;

•	an investor who is a U.S. expatriate, former U.S. citizen or former long term resident of the United States;

•	a mutual fund;

•	an individual retirement or other tax-deferred account;

•	a holder liable for alternative minimum tax;

•	a holder that actually or constructively owns 10% or more, by voting power or value, of our stock;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a holder that holds ADSs as part of a straddle, hedging, constructive sale, conversion or other integrated transaction for U.S. federal income tax purposes; or

•	a U.S. holder (as defined below) whose functional currency is not the U.S. Dollar.

This section is based on the Code, existing and proposed income tax regulations issued under the Code, legislative history, and judicial and administrative interpretations thereof, all as of the date of this offering. All of the foregoing are subject to change at any time, and any change could be retroactive and could affect the accuracy of this discussion. In addition, the application and interpretation of certain aspects of the PFIC rules, referred to below, require the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no assurance that any of these regulations will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. This discussion is not binding on the U.S. Internal Revenue Service, or the IRS, or the courts. No ruling has been or will be sought from the IRS with respect to the positions and issues discussed herein, and there can be no assurance that the IRS or a court will not take a different position concerning the U.S. federal income tax consequences of an investment in the ADSs or that any such position would not be sustained.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE ADSs IN THEIR PARTICULAR SITUATIONS.

You are a “U.S. holder” if you are a beneficial owner of ADSs that acquired the ADSs pursuant to this offering and you are:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

In addition, this discussion is limited to holders who are not resident in France for purposes of the income tax treaty between the United States and France.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of the ADSs that is a partnership and partners in such a partnership should consult their own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of ADSs.

A “non-U.S. holder” is a beneficial owner of ADSs that acquired the ADSs pursuant to this offering and that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Generally, holders of ADSs should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADSs and no gain or loss will be recognized upon an exchange of ordinary shares for ADSs or an exchange of ADSs for ordinary shares. Nevertheless, the U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of ADSs. Accordingly, the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holder of an ADS and the company. U.S. holders should consult their own tax advisers regarding their beneficial ownership of ordinary shares for U.S. federal income tax purposes, including with respect to the credibility of foreign taxes, if any.

PFIC Considerations

The Code provides special rules regarding certain distributions received by U.S. persons with respect to, and sales, exchanges and other dispositions, including pledges, of, shares of stock (including ordinary shares represented by ADSs) in a PFIC. A non-U.S. corporation will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of its gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of its assets, including cash, consists of assets that produce, or are held for the production of, “passive income.” Passive income generally includes, for example, interest, dividends, rents, certain non-active royalties, certain gains from commodities and securities transactions and gains from assets that produce passive income. For purposes of the PFIC income test or asset test, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (1) held a proportionate share of the assets of such other corporation and (2) received directly a proportionate share of the income of such other corporation.

Based on the composition of our gross income and gross assets for our 2021 taxable year, we believe that we were likely not a PFIC for the taxable year ending December 31, 2021, and we are not able to provide any assurance as to whether we will, or will not, be classified as a PFIC for the taxable year ending December 31, 2022 or any future taxable year. PFIC status must be determined annually and therefore may be subject to change. Because this determination is made annually at the end of each taxable year and is dependent upon a number of factors, some of which are beyond our control, including the amount and nature of our income, as well as on the market valuation of our assets (which may be determined in large part by reference to the market value of the ADSs and our ordinary shares, which may fluctuate substantially) and our spending schedule for our cash balances and the proceeds of this offering, and because certain aspects of the PFIC rules are not entirely certain, there can be no assurance that we are or are not, or will not become, a PFIC or that the IRS will agree with our conclusion regarding our PFIC status. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

A U.S. holder that holds ADSs during any taxable year in which we qualify as a PFIC is subject to special tax rules with respect to (a) any gain realized on the sale, exchange or other disposition of the ADSs and (b) any “excess distribution” by the corporation to the holder, unless the holder timely elects to treat the PFIC as a “qualified electing fund,” or QEF, or makes a “mark-to-market” election, each as discussed below. An “excess distribution” is that portion of a distribution with respect to ADSs that exceeds 125% of the annual average of such distributions over the preceding three-year period or, if shorter, the U.S. holder’s holding period for its ADSs. Excess distributions and gains on the sale, exchange or other disposition of ADSs of a corporation which was a PFIC at any time during the U.S. holder’s holding period are allocated ratably to each day of the U.S. holder’s holding period. Amounts allocated to the taxable year in which the disposition or excess distribution occurs and amounts allocated to any period in the shareholder’s holding period before the first day of the first taxable year that the corporation was a PFIC will be taxed as ordinary income (rather than capital gain) earned in the taxable year of the disposition or excess distribution. Amounts allocated to each of the other taxable years in the U.S. holder’s holding period are not included in gross income for the year of the disposition or excess distribution, but are subject to the highest ordinary income tax rates in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to income tax deficiencies will be imposed on the resulting tax attributable to each year. The tax liability for amounts allocated to years before the year of disposition or excess distribution cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs cannot be treated as capital, even if a U.S. holder held such ADSs as capital assets.

If we are or become a PFIC for any taxable year during which a U.S. holder holds ADSs, then we generally will continue to be treated as a PFIC with respect to the holder for all succeeding years during which such holder holds ADSs, even if we no longer satisfy either the passive income or passive asset tests described above, unless the U.S. holder terminates this deemed PFIC status by making a “deemed sale” election. If such election is made, a U.S. holder will be deemed to have sold the ADSs at their fair market value on the last day of the last taxable year for which we were a PFIC, and any gain from such deemed sale would be subject to the excess distribution rules as described above. After the deemed sale election, the ADSs with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are or become a PFIC, the special tax rules described in the previous two paragraphs may be avoided if a U.S. holder makes a QEF election effective beginning with the first taxable year in the holder’s holding period in which we are treated as a PFIC with respect to such holder. A U.S. holder that makes a QEF election with respect to a PFIC is required to include in income its pro rata share of the PFIC’s ordinary earnings and net capital gain as ordinary income and capital gain, respectively, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. A U.S. holder that makes a timely QEF election generally (1) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. holder because of such QEF election and (2) will adjust such U.S. holder’s tax basis in the ADSs to reflect the amount included in income or allowed as a tax-free distribution because of such QEF election. In addition, a U.S. holder that makes a QEF election generally will recognize capital gain or loss on the sale or other taxable disposition of the ADSs. If a foreign corporation ceases to be a PFIC, the U.S. holder’s QEF election would no longer require an annual income inclusion.

In general, a U.S. holder makes a QEF election by attaching a completed IRS Form 8621 to a timely filed (taking into account any extensions) U.S. federal income tax return for the year beginning with which the QEF election is to be effective. A QEF election can be revoked only with the consent of the IRS. In order for a U.S. holder to make a valid QEF election, the non-U.S. corporation must annually provide or make available to the holder certain information. For any taxable year in which we are a PFIC, we will determine whether we will provide to U.S. holders an annual information statement pursuant to the requirements in Section 1.1295-1(g)(1) of the U.S. Treasury regulations, which we may post to our website. If we do not provide such information, U.S. holders will not be able to make a valid QEF election and will continue to be subject to the special tax rules described above.

As an alternative to making a QEF election, a U.S. holder may make a “mark-to-market” election with respect to its ADSs if the ADSs meet certain minimum trading requirements, as described below. If a U.S. holder makes a valid mark-to-market election for the first taxable year in which such holder holds (or is deemed to hold) ADSs in a corporation and for which such corporation is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of its ADSs. Instead, a U.S. holder that makes a mark-to-market election will be required to include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs that the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in the ADSs. The U.S. holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the ADSs over the fair market value of the ADSs as of the close of the taxable year; provided, however, that the deduction will be limited to the extent of any net mark-to-market gains with respect to the ADSs included by the U.S. holder under the election for prior taxable years. The U.S. holder’s basis in the ADSs will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other disposition of the ADSs, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of ADSs to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss. If we are not a PFIC when a U.S. holder has a mark-to-market election in effect, gain or loss realized by a U.S. holder on the sale of our ADSs will be a capital gain or loss and taxed in the manner described below under “—Taxation of Sale, Exchange or other Disposition of ADSs.”

The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the ADSs cease to meet applicable trading requirements (described below) or the IRS consents to its revocation. The excess distribution rules generally do not apply to a U.S. holder for taxable years for which a mark-to-market election is in effect. If we are a PFIC for any year in which the U.S. holder owns ADSs but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made.

A mark-to-mark election is available only if the ADSs are considered “marketable” for these purposes. ADSs will be marketable if they are regularly traded on a national securities exchange that is registered with the SEC (such as the Nasdaq Global Select Market) or on a non-U.S. exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. For these purposes, ADSs will be considered regularly traded during any calendar year during which more than a de minimis quantity of the ADSs is traded on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Each U.S. holder should ask its own tax advisor whether a mark-to-market election is available or desirable.

If we are a PFIC for any year in which a U.S. holder holds ADSs, such U.S. holder must generally file an IRS Form 8621 annually. A U.S. holder must also provide such other information as may be required by the U.S. Treasury Department if the U.S. holder (1) receives certain direct or indirect distributions from a PFIC, (2) recognizes gain on a direct or indirect disposition of ADSs, or (3) makes certain elections (including a QEF election or a mark-to-market election) reportable on IRS Form 8621. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax.

Under attribution rules, if we are a PFIC, U.S. holders of our ADSs will be deemed to own their proportionate shares of any of our subsidiaries that are PFICs. It is possible that one or more of our subsidiaries is or will become a PFIC. Such determination is made annually at the end of each taxable year and is dependent upon a number of factors, some of which are beyond our control, including the amount and nature of a subsidiary’s income, as well as the market valuation and nature of a subsidiary’s assets. In such case, assuming a U.S. holder does not receive from such subsidiary the information that the U.S. holder needs to make a QEF election with respect to such a subsidiary, a U.S. holder generally will be deemed to own a portion of the shares of such lower-tier PFIC and may incur liability for a deferred tax and interest charge if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. holder otherwise is deemed to have disposed of an interest in, the lower-tier PFIC, even though the U.S. holder has not received the proceeds of those distributions or dispositions directly. There is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC, or that we will cause the lower-tier PFIC to provide the required information for a U.S. holder to make or maintain a QEF election with respect to the lower-tier PFIC. In addition, a mark-to-market election generally would not be available with respect to such a lower-tier PFIC and, consequently, if you make a mark-to-market election with respect to our ADSs, you could be subject to the PFIC rules with respect to income of lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. holders are advised to consult with their own tax advisors regarding the tax issues raised by lower-tier PFICs.

U.S. holders are strongly urged to consult with their own tax advisors as to our status as a PFIC, and, if we are treated as a PFIC, as to the effect on them of, and the reporting requirements with respect to, the PFIC rules and the desirability of making, and the availability of, either a QEF election or a mark-to-market election with respect to our ADSs.

Taxation of Dividends

Subject to the PFIC rules described above under “—PFIC Considerations,” U.S. holders must include in gross income the gross amount of any distributions of cash or property (other than certain pro rata distributions of ADSs) with respect to ADSs, to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. A U.S. holder must include the dividend as ordinary income at the time of actual or constructive receipt. The amount of any dividend income paid in Euro will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ADSs and thereafter as capital gain from the sale or exchange of such ADSs. Notwithstanding the foregoing, we may not maintain calculations of our earnings and profits as determined for U.S. federal income tax purposes. Consequently, if we do not maintain such calculations, distributions generally will be reported as dividend income for U.S. information reporting purposes. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

Subject to the PFIC rules described above under “—PFIC Considerations,” dividends paid by a non-U.S. corporation generally will be taxed at the preferential tax rates applicable to long-term capital gain of non-corporate taxpayers if (a) such non-U.S. corporation is eligible for the benefits of certain U.S. treaties or the dividend is paid by such non-U.S. corporation with respect to stock that is readily tradable on an established securities market in the United States, (b) the U.S. holder receiving such dividend is an individual, estate, or trust, (c) such dividend is paid on shares that have been held by such U.S. holder for at least 61 days during the 121-day period beginning 60 days before the “ex-dividend date,” and (d) we are not a PFIC in the year of the dividend or the immediately preceding year. If the requirements of the immediately preceding sentence are not satisfied, a dividend paid by a non-U.S. corporation to a U.S. holder, including a U.S. holder that is an individual, estate, or trust, generally will be taxed at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains). There can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States. Further, as discussed above under “—PFIC Considerations,” we believe that we were likely not a PFIC for the taxable year ending December 31, 2021, and we are not able to provide any assurance as to whether we will, or will not, be classified as a PFIC for the taxable year ending December 31, 2022 or any future taxable year. The dividend rules are complex, and each U.S. holder should consult its own tax advisor regarding the dividend rules.

The amount of dividend will include any amounts withheld by the company in respect of French taxes. Subject to applicable limitations, some of which vary depending upon the U.S. holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, French income taxes withheld from dividends on ADSs at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. holder’s U.S. federal income tax liability. Alternatively, a U.S. holder generally may claim the amount of any French withholding tax as a deduction from gross income.

Dividends received generally will be income from non-U.S. sources, which may be relevant in calculating your U.S. foreign tax credit limitation. Such non-U.S. source income generally will be “passive category income,” or in certain cases “general category income” or “foreign branch” income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you. The rules with respect to the foreign tax credit are complex and involve the application of rules that depend upon a U.S. holder’s particular circumstances. You should consult your own tax advisor to determine the foreign tax credit implications of owning the ADSs.

Taxation of Sale, Exchange or other Disposition of ADSs

Subject to the PFIC rules described above under “—PFIC Considerations,” U.S. holders that sell, exchange or otherwise dispose of ADSs generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the value of the amount realized and your tax basis in your ADSs. Gain or loss recognized on such a sale, exchange or other disposition of ADSs generally will be long-term capital gain if you have held the ADSs for more than one year. Long-term capital gains of U.S. holders who are individuals (as well as certain trusts and estates) are generally taxed at preferential rates. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes, unless it is attributable to an office or other fixed place of business outside the United States and certain other conditions are met. Your ability to deduct capital losses is subject to limitations. As discussed above under “—PFIC Considerations,” we believe that we were likely not a PFIC for the taxable year ending December 31, 2021, and we are not able to provide any assurance as to whether we will or will not be classified as a PFIC for the taxable year ending December 31, 2022 or any future taxable year.

For a cash basis taxpayer, Euros paid or received are translated into U.S. dollars by reference to the exchange rate in effect on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of the ADSs that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer that does not make such election, Euros paid or received are translated into

U.S. dollars by reference to the exchange rate in effect on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are required to pay a 3.8% Medicare surtax on all or part of that holder’s “net investment income”, which includes, among other items, dividends on, and capital gains from the sale or other taxable disposition of, the ADSs, subject to certain limitations and exceptions. Prospective investors should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the ADSs.

Information with Respect to Foreign Financial Assets

U.S. holders that are individuals (and, to the extent provided in regulations, certain entities) that own “specified foreign financial assets,” including possibly the ADSs, with an aggregate value in excess of $50,000 are generally required to file IRS Form 8938 with information regarding such assets. Depending on the circumstances, higher threshold amounts may apply. Specified foreign financial assets include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in non-U.S. entities. If a U.S. holder is subject to this information reporting regime, the failure to timely file IRS Form 8938 may subject the U.S. holder to penalties. In addition to these requirements, U.S. holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. Prospective investors are encouraged to consult their own tax advisors with respect to these and other reporting requirements that may apply to their acquisition of the ADSs.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to distributions made on our ADSs within the United States to a non-corporate U.S. holder and to the proceeds from the sale, exchange, redemption or other disposition of ADSs by a non-corporate U.S. holder to or through a U.S. office of a broker. Payments made (and sales or other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances.

In addition, U.S. holders may be subject to backup withholding with respect to dividends on and proceeds from the sale, exchange or other disposition of the ADSs. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, ADSs within the United States to a U.S. holder (other than U.S. holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability. A U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. U.S. holders are advised to consult with their own tax advisors regarding the application of the United States information reporting rules to their particular circumstances.

A non-U.S. holder generally may eliminate the requirement for information reporting and backup withholding by providing a properly completed and duly executed certification of its non-U.S. status to the payor, under penalties of perjury, on IRS Form W-8BEN, W-8BEN-E or other appropriate W-8, as applicable. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining the exemption.

The foregoing does not purport to be a complete analysis of the potential tax considerations relating to the offering. Prospective investors should consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of the ADSs, including the applicability of U.S. federal, state and local tax laws or non-tax laws, non-U.S. tax laws and any changes in applicable tax laws, and any pending or proposed legislation or regulations.

Material French Income Tax Considerations

The following describes the material French income tax consequences to U.S. holders of purchasing, owning and disposing of our ADSs and, unless otherwise noted, this discussion is the opinion of McDermott Will & Emery A.A.R.P.I, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.

This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.

The description of the French income tax and real estate wealth tax consequences set forth below is based on the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994, or the Treaty, which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus supplement, or the Treaty.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ADSs, the tax treatment of the partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of ADSs.

French tax rules applicable to French assets that are held by or in foreign trusts provide inter alia for the inclusion of trust assets in the settlor’s net assets for the purpose of applying the French real estate wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ADSs) held in trusts. If ADSs are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities (including ADSs).

This discussion applies only to investors that hold ADSs as capital assets, that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the ADSs is not effectively connected to a permanent establishment or a fixed base in France. Certain U.S. holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the securities pursuant to the exercise of employee share options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding securities as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.

U.S. holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.

Estate and Gift Taxes

In general, a transfer of securities by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol of December 8, 2004), unless (i) the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or (ii) the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Tax on Financial Transactions

Pursuant to Article 235 ter ZD of the Code général des impôts (French Tax Code, or FTC), purchases of certain securities, including ADSs, issued by a French company listed on a regulated market of the European Union or on a foreign regulated market formally acknowledged by the French Financial Markets Authority (AMF) are subject to a 0.3% French tax on financial transactions provided that the issuer’s market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year. A list of French relevant companies whose market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year is published annually and at least once a year, by the French State. Pursuant to Regulations BOI-ANNX-000467-29/12/2021 issued on December 29, 2021, as at December 1, 2021, our market capitalization did not exceed 1 billion euros and are therefore not included in such list. In addition, the Nasdaq Global Select Market is not currently acknowledged by the French AMF but this may change in the future.

As a consequence, neither the ADSs nor the ordinary shares are currently within the scope of the French tax on financial transactions.

Following this offering, purchases of our securities may be subject to such tax in the future provided that our market capitalization exceeds 1 billion euros in the year preceding the taxation year and that the Nasdaq Global Select Market is acknowledged by the French AMF.

Registration Duties

In the case where the French tax on financial transactions provided for under Article 235 ter ZD of the FTC is not applicable, transfers of shares issued by a French company, which is listed on a regulated or organized market within the meaning of the French Monetary and Financial Code (Code monétaire et financier), are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (“acte”) executed either in France or outside France. Although there is no case law or official guidelines published by the French tax authorities on this point, transfers of ADSs should remain outside of the scope of the aforementioned 0.1% registration duties.

Tax on Sale or Other Disposition

As a matter of principle, under French tax law, a U.S. holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ordinary shares or ADSs (it being however specified as regards redemption that redemption proceeds may under certain circumstances be partially or fully qualified as dividends for French domestic tax law and, as a result, be subject to French dividend withholding tax), provided such U.S. holder is not a French tax resident for French tax purposes, and has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly.

As an exception, a U.S holder resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds. The list of non-cooperative State or territories is published by decree and is in principal updated annually. This list was last updated on March 02, 2022, and currently includes American Samoa, Anguilla, the British Virgin Islands, Dominica, Fiji, Guam, Palaos, Panama, Samoa, Seychelles, Trinidad and Tobago, the United States Virgin Islands and Vanuatu. States referred to in Article 238-0 A 2 bis 2° of the Code général des impôts, and thus outside of the scope of Article 125 A III of the Code général des impôts, are currently American Samoa, Fiji, Guam, Palaos, Samoa, Trinidad and Tobago and the United States Virgin Islands.

Under application of the Treaty, a U.S. holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefit will not be subject to French tax on any such capital gain unless the ordinary shares or the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. holder has in France. U.S. holders who own ordinary shares or ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisors regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances.

A U.S. holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A) and has held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives will be subject to a levy in France at the rate of 12.8% if such U.S. holder is an individual or 25% for corporate bodies or other legal entities. Special rules apply to U.S. holders who are residents of more than one country.

Taxation of Dividends

Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of 12.8% when the recipient is an individual and 25% otherwise. Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A, may be subject to French withholding tax at a rate of 75%. However, eligible U.S. holders, other than individuals subject to the French withholding tax at a rate of 12.8%, entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).

Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and whose ownership of the ordinary shares or ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. holder has in France, may be reduced to 15%, or to 5% if such U.S. holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.

For U.S. holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances. Dividends paid to an eligible U.S. holder may immediately be subject to the reduced rates of 5% or 15% provided that:

•

such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000) in accordance with the French guidelines (BOI-INT-DG-20-20-20-20-12/09/2012); or

•

the depositary or other financial institution managing the securities account in the United States of such holder provides the French paying agent with a document listing certain information about the U.S. holder and its ordinary shares or ADSs and a certificate whereby the financial institution managing the U.S. holder’s securities account in the United States takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. holder, other than individuals subject to the French withholding tax at a rate of 12.8%, will be subject to French withholding tax at the rate of 25%, or 75% if paid in a non-cooperative State or territory (as defined in Article 238-0 A of the FTC, other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the second calendar year following the year during which the dividend is paid.

Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.

Form 5000 and Form 5001, together with instructions, will be provided by the depositary to all U.S. holders registered with the depositary. The depositary will arrange for the filing with the French tax authorities of all such forms properly completed and executed by U.S. holders of ordinary shares or ADSs and returned to the depositary in sufficient time so that they may be filed with the French tax authorities before the distribution in order to immediately obtain a reduced withholding tax rate. Otherwise, the depositary must withhold tax at the full rate of 25% or 75% as applicable. In that case, the U.S. holders may claim a refund from the French tax authorities of the excess withholding tax.

Since the withholding tax rate applicable under French domestic law to U.S. holders who are individuals does not exceed the cap provided in the Treaty (i.e. 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.

Besides, please note that pursuant to Article 235 quater of the FTC and under certain conditions (in particular reporting obligations), a corporate U.S. holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime, and obtain a withholding tax refund. The tax deferral ends in respect of the first financial year during which this U.S. holder is in a profit making position, as well as in the cases set out in Article 235 quater of the FTC.

Real Estate Wealth Tax

On January 1, 2018, the French wealth tax was replaced with a real estate wealth tax (“impôt sur la fortune immobilière”, or IFI). Individuals holding directly or indirectly through one or more legal entities real estate assets or rights with a value exceeding €1,300,000 may fall within the scope of the IFI. A general exclusion applies to real estate assets owned by companies carrying out a commercial or industrial activity when the taxpayer (together with the members of his/her household) holds directly or indirectly less than 10% of the share capital or voting rights of the company. ADSs owned by a U.S. holder should not fall within the scope of the IFI provided that such U.S. holder does not own (together with the members of his/her household) directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital. U.S. holders holding directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital should seek additional advice.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports and information statements and other information about issuers, such as ourselves, who file electronically with the SEC. The address of that website is www.sec.gov. Unless specifically listed under “Incorporation of Certain Information by Reference” below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider that information a part of this prospectus supplement.

Our ordinary shares are listed on the regulated market of Euronext Paris and on the Nasdaq Global Select Market, the latter in the form of ADSs. You can consult reports and other information about us that are filed pursuant to the rules of the regulated market of Euronext Paris and of the Nasdaq Global Select Market at these exchanges.

You may request a copy of this prospectus supplement, the accompanying prospectus and any of the information that is incorporated by reference in this prospectus supplement and any document summarized in this prospectus supplement, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to Investor Relations, DBV Technologies S.A., 177-181 avenue Pierre Brossolette, 92120 Montrouge, France, or Tel. + 33 1 55 42 78 78.

We also maintain a website at www.dbv-technologies.com through which you can access our SEC filings. The information set forth on our website is not part of, and is not incorporated by reference in, this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The following documents are incorporated by reference into this document:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 9, 2022, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A for our annual ordinary and extraordinary meeting of shareholders, filed with the SEC on April 25, 2022;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed with the SEC on May 2, 2022; and

•

The description of our ADSs representing our ordinary shares contained in Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description..

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement made in this prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual document. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

LEGAL MATTERS

Cooley LLP, Boston, Massachusetts, is representing the Company in connection with this offering. McDermott Will & Emery A.A.R.P.I, Paris, France will pass upon the validity of the ordinary shares represented by the ADSs offered hereby and other legal matters concerning this offering relating to French law, including matters of French income tax law. Goodwin Procter LLP, New York, New York, and Gide Loyrette Nouel A.A.R.P.I, Paris, France are representing the sales agent in connection with this offering.

EXPERTS

The consolidated financial statements of DBV Technologies SA. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 incorporated by reference in this prospectus supplement by reference to DBV Technologies’ Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Deloitte & Associés and KPMG S.A., independent registered public accounting firms, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firms given their authority as experts in auditing and accounting.

The offices of Deloitte & Associés are located at 6, place de la Pyramide, 92908 Paris-la-Défense Cedex, Puteaux, France.

The offices of KPMG S.A. are located at 2, avenue Gambetta, CS 60055, 92066 Paris-la-Défense, France.

PROSPECTUS

$250,000,000

Ordinary Shares

Ordinary Shares in the Form of American Depositary Shares

We may offer from time to time up to $250,000,000 of the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offerings.

We may offer and sell these securities on a continuous or delayed basis to or through one or more underwriters, dealers and agents, or directly to purchasers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus.

Other than any securities sold in connection with a right offering, we will only sell securities pursuant to this prospectus for which preferential subscription rights shall have been waived by our shareholders in accordance with French law.

Our ordinary shares may be sold in the form of American Depositary Shares, or ADSs. Each ADS represents one-half of one ordinary share. Our ordinary shares in the form of ADSs are listed on the Nasdaq Global Select Market under the symbol “DBVT.” On June 29, 2021, the last reported sale price of the ADSs on Nasdaq was $5.62 per ADS. Our ordinary shares are traded on Euronext Paris under the symbol “DBV.” On June 29, 2021, the last reported sale price of the ordinary shares on Euronext Paris was €9.51 per share.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. We will provide the specific terms of any offering of securities in one or more supplements to this prospectus. Such prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest. This prospectus may not be used to consummate a sale of securities unless accompanies by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 3 of this prospectus.

Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2021.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this shelf registration process, we may offer our ordinary shares, ordinary shares in the form of ADSs or any combination thereof from time to time in one or more offerings up to a total aggregate offering price of $250,000,000. This prospectus only provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide prospective investors with a prospectus supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information contained in this prospectus is superseded by the information in any prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “DBV,” “the company,” “our company,” “we,” “us” and “our” refer to DBV Technologies S.A. and our consolidated subsidiaries. All references in this prospectus to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros,” mean euros, unless otherwise noted. Throughout this prospectus, references to ADSs mean ADSs or ordinary shares represented by ADSs, as the case may be.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.

ii

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “DBV,” “the company,” “our company,” “we,” “us” and “our” refer to DBV Technologies S.A. and our consolidated subsidiary.

Overview

We are a clinical-stage specialty biopharmaceutical company focused on changing the field of immunotherapy by developing a novel technology platform called Viaskin. Our therapeutic approach is based on epicutaneous immunotherapy, or EPIT, our proprietary method of delivering biologically active compounds to the immune system through intact skin using Viaskin. We have generated significant data demonstrating that Viaskin’s mechanism of action is novel and differentiated, as it targets specific antigen-presenting immune cells in the skin, called Langerhans cells, that capture the antigen and migrate to the lymph node in order to activate the immune system without passage of the antigen into the bloodstream, minimizing systemic exposure in the body. We are advancing this unique technology to treat patients, including infants and children, suffering from food allergies, for whom safety is paramount, since the introduction of the offending allergen into their bloodstream can cause severe or life-threatening allergic reactions, such as anaphylactic shock.

Corporate Information

Our legal and commercial name is DBV Technologies S.A. We were incorporated as a société par actions simplifiée (S.A.S.) under the laws of the French Republic on March 29, 2002 for a period of 99 years and subsequently converted on March 13, 2003 into a société anonyme (S.A.) We are registered at the Nanterre Commerce and Companies Register under the number 441 772 522. Our principal executive offices are located at 177-181 Avenue Pierre Brossolette – 92120 Montrouge France and our telephone number is +33 1 55 42 78 78. Our agent for service of process in the United States is DBV Technologies Inc. We maintain a corporate website at www.dbv-technologies.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our ordinary shares in the form of ADSs have been listed on the Nasdaq Global Select Market under the symbol “DBVT” since October 22, 2014. Our ordinary shares have been trading on Euronext Paris under the symbol “DBV” since March 28, 2012.

We own various trademark registrations and applications, and unregistered trademarks and service marks, including “Viaskin™,” “EPIT™” “DBV Technologies®,” “Abyldis™” and our corporate logo. All other trademarks or trade names referred to in this prospectus and any prospectus supplement are the property of their respective owners. Trade names, trademarks and service marks of other companies appearing in this prospectus or any prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus or any prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled down disclosures for so long as (i) our voting and non-voting ordinary shares held by non-affiliates is less than $250.0 million measured as of June 30th of such fiscal year or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting ordinary shares held by non-affiliates is less than $700.0 million measured as of June 30th of such fiscal year.

The Securities We May Offer

We may offer ordinary shares and American Depositary Shares, or ADSs, representing our ordinary shares, up to a total aggregate offering price of $250,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	the impact of the COVID-19 pandemic on our business, operations, strategy, goals and anticipated timelines;

•	the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

•	our plans to develop and commercialize our product candidates;

•	the timing of our planned clinical trials for our product candidates;

•	the clinical utility of our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position;

•	our plans to in-license, acquire, develop and commercialize additional product candidates;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	our ability to identify, recruit and retain key personnel;

•	the impact of laws and regulations;

•	our plans to identify additional product candidates with significant commercial potential that are consistent with our commercial objectives; and

•	our estimates regarding future revenue, expenses and needs for additional financing.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

DESCRIPTION OF SHARE CAPITAL AND BYLAWS

The following description of our share capital summarizes certain provisions of our by-laws and relevant provisions of French law. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our by-laws, a copy of which has been filed with the SEC, and to the applicable provisions of French law. We encourage you to read our by-laws and the applicable provisions of French law for additional information.

General

As of March 31, 2021, our outstanding share capital consisted of a total of 54,936,687 issued ordinary shares, fully paid and with a nominal value €0.10 per share. We have no preferred shares outstanding.

Under French law, our by-laws set forth only our issued and outstanding share capital as of the date of the by-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding employee warrants, employee share options and non-employee warrants, as approved by our shareholders and granted by our board of directors.

Reconciliation of the Number of Ordinary Shares Outstanding through March 31, 2021

Shares outstanding at December 31, 2019	47,028,510
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants and the acquisition of free shares	61,990
Number of shares issued in connection with February 2020 Global offering	7,838,687
Shares outstanding at December 31, 2020	54,929,187
Number of ordinary shares issued in connection with the exercise of employee warrants, share options and non-employee warrants and the acquisition of free shares	7,500
Shares outstanding at March 31, 2021	54,936,687

Shareholder Authorizations Regarding Share Capital

At our 2021 combined shareholders’ meeting held on May 19, 2021, our board of directors received the following authorizations from shareholders:

•	authorization to buy back up to 5% of our shares at a maximum price of €100.00 per share for a duration of 18 months (of which no shares have been bought back as of June 30, 2021);

•

authorization to cancel the shares bought back by the Company up to 5% of our shares (such authorization being capped to a maximum of 5% of our share capital at the date of the relevant cancellation decision) and to decrease our share capital accordingly for a duration of 18 months (of which no shares have been canceled as of June 30, 2021);

•

delegation of authority to increase our share capital by issuing ordinary shares, giving, as necessary, access to ordinary shares or to the allocation of debt securities (of the Company or of any group company) and/or securities giving access to ordinary shares (of the Company or of any group company) with pre-emptive rights, for a duration of 18 months within a maximum potential dilution of 21,974,674 shares based on the ordinary shares outstanding at March 31, 2021 (such delegation of authority being capped to a maximum potential dilution of 40% of our share capital at the date of the relevant share capital increase) (of which no shares have been issued as of June 30, 2021);

•

delegations of authority to increase our share capital by issuing ordinary shares giving access, if applicable, to ordinary shares or the allocation of debt securities (of the company or any group company) and/or securities giving access to ordinary shares (of the company or any group company), without preferential subscription rights (except for the rights offering), through public offerings (except offerings under Article L. 411-2 1° of the French Monetary and Financial Code) and/or offerings under Article L. 411-2. 1° of the French Monetary and Financial Code for the maximum duration permitted under French law (26 months) within a maximum aggregate potential dilution of 16,481,006 or 10,987,337 (depending on the delegations) shares based on the ordinary shares outstanding at March 31, 2021 (each delegation of authority has been capped to a maximum potential dilution equal to a percentage of 30% or 20% of our share capital, respectively (depending on the delegations) at the date of the relevant share capital increase) (of which no shares have been issued as of June 30 2021), it being specified that any increases of our share capital under these delegations of authority (public offerings (except offerings under Article L. 411-2 1° of the French Monetary and Financial Code) and/or offerings under Article L. 411-2. 1° of the French Monetary and Financial Code) together with any increases of our share capital under the delegation of authority mentioned in the two following paragraphs (authority to increase our share capital to the benefit of persons meeting certain characteristics, and authority to increase our share capital by issuing securities in the context of a merger, demerger or partial contribution of assets) have been granted within a maximum potential dilution of 35,715,476 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (these delegations of authority being capped to a percentage of 65% of our share capital at the date of the shareholders’ meeting) (of which no shares have been issued as of June 30, 2021);

•

delegation of authority to increase our share capital by issuing ordinary shares giving access, if applicable, to ordinary shares or the allocation of debt securities (of the company or any group company) and/or securities giving access to ordinary shares (of the company or any group company) without preferential subscription rights, to the benefit of categories of persons meeting certain characteristics, for a duration of 18 months within a maximum potential dilution of 16,481,006 shares based on the ordinary shares outstanding at March 31, 2021 (such delegation of authority being capped to a maximum potential dilution of 30% of our share capital at the date of the relevant share capital increase) (of which no shares have been issued as of June 30, 2021), it being specified that any increases of our share capital under this delegation of authority (authority to increase our share capital to the benefit of persons meeting certain characteristics) together with any increase of our share capital under the delegations of authority mentioned in the previous paragraph (authority to increase our share capital through public offerings (except offerings under Article L. 411-2 1° of the French Monetary and Financial Code) and/or offerings under Article L. 411-2. 1° of the French Monetary and Financial Code) and in the following paragraph (authority to increase our share capital by issuing securities in the context of a merger, demerger or partial contribution of assets) have been granted within a maximum potential dilution of 35,715,476 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (these delegations of authority being capped to a percentage of 65% of our share capital at the date of the shareholders’ meeting) (of which no shares have been issued as of June 30, 2021);

•

delegations of authority to decide any merger-absorption, demerger, or partial contribution of assets and to increase our share capital by issuing securities in the context of a merger, demerger or partial contribution of assets (shares and/or securities giving access to the share capital) for a duration of 26 months within a maximum potential dilution of 5,493,668 shares based on the ordinary shares outstanding at March 31, 2021 (such delegation of authority being capped to a maximum potential dilution equal to 10% of our share capital at the date of the shareholders’ meeting), (of which no shares have been issued as of June 30, 2021), it being specified that any increases of our share capital under this delegations of authority (authority to increase our share capital by issuing securities in the context of a merger, demerger or partial contribution of assets) together with any increases of our share capital under the delegation of authority mentioned in the two aforementioned paragraphs (authority to increase our share capital through public offerings (except offerings under Article L. 411-2 1° of the French Monetary and Financial Code) and/or offerings under Article L. 411-2. 1° of the French Monetary and Financial Code, and authority to increase our share capital to the benefit of persons meeting certain characteristics) have been granted within a maximum potential dilution of 35,715,476 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (these delegations of authority being capped to a percentage of 65% of our share capital at the date of the shareholders’ meeting) (of which no shares have been issued as of June 30, 2021);

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delegation of powers to the Board of Directors to issue stock warrants (BSA), subscription and/or acquisition of new and/or existing stock warrants (BSAANE) and/or subscription and/or acquisition of new and/or existing redeemable stock warrants (BSAAR) without preferential subscription rights, to the benefit of a category of persons, for a duration of 18 months, within a maximum potential dilution of 274,734 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (such authorization being capped to a maximum potential dilution equal to 0.5% of our share capital at the date of the shareholders’ meeting) (39,185 warrants have been granted and subscribed as of June 30, 2021), for which delegation our shareholders waived automatically their preferential subscription rights with respect to all such grants;

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delegation of authority to increase our share capital by issuing ordinary shares and/or securities giving access to our share capital without preferential subscription rights, to the benefit of employees investing in our company saving plan (plan d’épargne entreprise), for a duration of 26 months, within a maximum aggregate potential dilution of 1,098,733 shares based on the ordinary shares outstanding at March 31, 2021 (such delegation of authority being capped to a maximum potential dilution equal to 2% of our share capital at the date of the relevant share capital increase) (of which no shares have been issued as of June 30, 2021), for which such delegation our shareholders automatically waived their preferential subscription rights with respect to all such issuances;

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authorization to grant free shares (attribution gratuite d’actions) to our employees and/or certain officers, for a duration of 18 months, within a maximum potential dilution of 1,098,733 shares based on the ordinary shares outstanding at March 31, 2021 (such authorization being capped to a maximum potential dilution equal to 2% of our share capital at the date of the relevant granting) (20,000 free shares have been granted and no shares have been issued as of June 30, 2021) for which delegation our shareholders waived automatically their preferential subscription rights with respect to all such grants;

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authorization to grant share options (options de souscription et/ou d’achat d’actions) to our employees and/or certain officers for a maximum duration of 18 months, within a maximum potential dilution of 4,120,251 shares based on the ordinary shares outstanding at March 31, 2021 (such delegation of authority being capped to a maximum potential dilution equal to 7.5% of our share capital at the date of the relevant granting) (of which no options have been granted and no shares have been issued as of June 30, 2021), for which delegation our shareholders waived automatically their preferential subscription rights with respect to all such grants.

Furthermore, our board of directors received the following delegations from the shareholders at our 2020 combined shareholders’ meeting held on April 20, 2020:

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delegation of authority to increase our share capital by incorporation of reserves, profits or premium either by the issuance of new shares attributed to each existing shareholder or by the increase of the nominal value per share, or by combining these two methods, for a duration of 26 months within a maximum aggregate potential dilution of 27,468,343 shares based on the ordinary shares outstanding at March 31, 2021 (such delegation of authority being capped to a maximum potential dilution of 50% of our share capital at the date of the relevant share capital increase) (of which no shares have been issued as of June 30, 2021); and

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delegation of authority to increase our share capital by issuing securities in view of remuneration of contributions in kind (shares and/or securities giving access to the share capital) to our company for a duration of 26 months within a maximum potential dilution of 5,492,718 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (such delegation of authority being capped to a maximum potential dilution equal to 10% of our share capital at the date of the shareholders’ meeting) (of which no shares have been issued as of June 30, 2021), it being specified that any increases of our share capital under this delegations of authority (authority to increase our share capital by issuing securities in view of remuneration of contributions in kind) together with any increases of our share capital under the delegation of authority mentioned in the two aforementioned paragraphs (authority to increase our share capital through public offerings (except offerings under Article L. 411-2 1° of the French Monetary and Financial Code) and/or offerings under Article L. 411-2. 1° of the French Monetary and Financial Code, and authority to increase our share capital to the benefit of persons meeting certain characteristics) have been granted within a maximum potential dilution of 35,702,671 shares based on the ordinary shares outstanding at the date of the shareholders’ meeting (these delegations of authority being capped to a percentage of 65% of our share capital at the date of the shareholders’ meeting) (of which no shares have been issued as of June 30, 2021).

Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares

The description below reflects the terms of our by-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our by-laws.

Corporate Purpose (Article 4 of the By-laws)

Our corporate purpose in France and abroad includes:

•	the development of any innovative medical product, and in particular any drug, diagnostic, or care product;

•	the study, research, development, industrial manufacture, and marketing of such products; and

•

the use and the development of all patents or any licenses relating to these products, and generally, all commercial transactions, moveable or immoveable, financial or otherwise, directly or indirectly related, in whole or in part, to the company’s objective or any other similar or related objective, which may facilitate operation and business development.

Directors

Directors’ Designation. Directors are designated at a shareholders’ ordinary general meeting, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy, for a period of three years that expires at the end of the shareholders’ general meeting convened to approve the financial statements for the past fiscal year and held in the year during which the respective director’s term expires. By way of exception and in order to allow exclusively for the implementation or maintenance of the staggered terms of office of the directors, the ordinary general meeting of shareholders may appoint one or more directors for a term of two or one year(s).

Vacancies on the Board of Directors. Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.

Quorum and Voting (Article 11 of the By-laws). The board of directors can only deliberate if at least half of the directors attend the meeting in the manners provided for in our by-laws. French law and the rules of procedure of the board allow deliberations of the board of directors to be made through meetings in person or, to the extent permitted by applicable law, through written consultations or by videoconference or other telecommunications arrangements. Decisions of the board of directors are taken by the majority of the voting rights held by the directors present or represented. In the event of a tie vote, the chairman of the board of directors shall have a casting vote.

Directors’ Voting Powers on Proposal, Arrangement or Contract in which any Director Is Materially Interested. Under French law, any agreement entered into (directly or through an intermediary) between us and any director that is not entered into (1) in the ordinary course of our business and (2) upon standard market terms is subject to the prior authorization of the board of directors (it being specified that the interested director cannot vote on such decision). The same provision applies to agreements between us and another company if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.

Directors’ Compensation. The aggregate amount of the compensation (rémunération de l’activité) of the board of directors is determined at the shareholders’ annual ordinary general meeting, on the basis of a submission of the board of directors of proposed compensation for the board of directors, following the recommendation of the compensation committee (comité des rémunérations) which is comprised of four directors, of which at least two are independent, to the board. The board of directors then divides this aggregate amount among some or all of its members by a simple majority vote, on the basis of a proposal of the compensation committee.

In addition, the board of directors may grant exceptional compensation (rémunérations exceptionnelles) to individual directors on a case-by-case basis for special and temporary assignments. The board of directors may also authorize the reimbursement of reasonable travel and accommodation expenses, as well as other expenses incurred by directors in the corporate interest.

Board of Directors’ Borrowing Powers. There are currently no limits imposed on the amounts of loans or borrowings that the board of directors may approve.

Directors’ Age Limits (Article 10 of the By-laws). The number of directors who are more than 80 years old may not exceed one-third of the directors in office.

Directors’ Share Ownership Requirements. None.

Rights, Preferences and Restrictions Attaching to Ordinary Shares

Dividends (Article 37 of the By-laws). We may only distribute dividends out of our “distributable profits,” plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable Profits” consist of our unconsolidated net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law (see below).

Legal Reserve. Pursuant to French law, we must allocate 5% of our unconsolidated net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate par value of the issued and outstanding share capital. This restriction on the payment of dividends also applies to our French subsidiary on an unconsolidated basis.

Approval of Dividends. Pursuant to French law, our board of directors may propose a dividend for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders (the amount of our share capital which may not be distributed is nil on June 30, 2021).

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the by-laws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

Distribution of Dividends. Dividends are distributed to shareholders pro rata according to their respective holdings of shares. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all shareholders receive a whole number of assets of the same nature paid in lieu of cash.

Timing of Payment. Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.

Voting Rights (Article 33 of the By-laws). Each share shall entitle its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our by-laws. Ownership of one share implies, ipso jure, adherence to our by-laws and the decisions of the shareholders’ meeting.

In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to Law no. 2014-384 of March 29, 2014, as of April 2016, double voting rights are automatically granted to shares registered under a shareholder’s name for more than two years, unless the by-laws are modified in order to provide otherwise. Our by-laws (Article 23 of the by-laws) were amended by the general meeting dated June 23, 2015 in order to expressly prohibit the use of double voting rights following the modification of the provisions of Article L. 225-123 of the French Commercial Code by Law no. 2014-384 of March 29, 2014. As a consequence, each shareholder is entitled to one vote per share at any general shareholders’ meeting.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.

Rights to Share in Our Profit. Each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Rights to Share in the Surplus in the Event of Liquidation (Article 38 of the By-laws). If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of shares respectively held by them, taking into account, where applicable, of the rights attached to shares of different classes.

Repurchase and Redemption of Shares. Under French law, we may acquire our own shares for the following purposes only:

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to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

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to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

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under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 225-209 of the French Commercial Code and in accordance with Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse, Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, and the general regulations of, and market practices accepted by the Autorité des marchés financiers, or the AMF.

No such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

Sinking Fund Provisions. Our by-laws do not provide for any sinking fund provisions.

Liability to Further Capital Calls. Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.

Requirements for Holdings Exceeding Certain Percentages. None except as described under the section of this prospectus titled “—Form, Holding and Transfer of Shares—Ownership of Shares by Non-French Persons.”

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our by-laws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founders’ warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings

Access to, Participation in and Voting Rights at Shareholders’ Meetings (Articles 20 & 21 of the By-laws). Shareholders’ meetings are composed of all shareholders. Each shareholder has the right to attend the meetings and participate in the discussions (1) personally, or (2) by granting proxy to any individual or legal entity of his choosing; or (3) by sending a proxy to the company without indication of the mandate, or (4) by voting by correspondence, or (5) by videoconference or another means of telecommunication in accordance with applicable laws that allow identification. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.

Participation in shareholders’ general meetings, in any form whatsoever, is subject to registration or registration of shares under the conditions and time limits provided for applicable laws.

The final date for returning voting ballots by correspondence is set by the board of directors and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)). This date cannot be earlier than three days prior to the meeting.

The shareholder having voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.

Any shareholder may be represented at meetings by any individual or legal entity of his choosing, by means of a proxy form which is addressed to him by us (1) at his request, addressed to us by any means. This request must be received at the registered office at least five days before the date of the meeting; or (2) at our initiative.

The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held on the same day or within a period of fifteen days.

Any shareholder may vote by correspondence by means of a voting form, which is sent by us (1) upon request, addressed in writing (this request must be received at the registered office at least six days before the date of the meeting); or (2) at our initiative; or (3) in appendix to a proxy voting form under the conditions provided for by current laws and requirements. In any case this voting form is available on our website at least 21 days before the date of the meeting.

The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.

To better understand the voting rights of the ADSs, you should carefully read the section in this prospectus titled “Description of American Depositary Shares—Voting Rights.”

Notice of Annual Shareholders’ Meetings. Shareholders’ meetings are convened by our board of directors, or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances. Meetings are held at our registered offices or at any other location indicated in the convening notice. A convening notice is published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)) at least 35 days prior to a meeting, as well as on our website at least 21 days prior to the meeting. In addition to the particulars relative to the company, it indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the company under the conditions provided for in the current legislation.

Subject to special legal provisions, the meeting notice is sent out at least fifteen days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)). Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the notice of meeting shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. The latter may at any time expressly request by registered letter to the company with acknowledgment of receipt that the aforementioned means of telecommunication should be replaced in the future by a mailing.

The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

The convening notice may be addressed, where appropriate, with a proxy form and a voting by correspondence form, under the conditions specified in our by-laws, or with a voting by correspondence form alone, under the conditions specified in our by-laws. When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.

We also file proxy statements and related materials in accordance with applicable SEC requirements.

Agenda and Conduct of Annual Shareholders’ Meetings. The agenda of the shareholders’ meeting shall appear in the notice to convene the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. One or more shareholders representing a percentage of share capital required by French law (currently at 2.7% on the basis of a share capital of EUR 5,493,668.70 as at March 31, 2021), and acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda.

Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Ordinary Shareholders’ Meeting. Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not amend our by-laws. An ordinary meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes submitted by the shareholders present or represented (by proxy or by mail). Abstentions shall not be considered as votes submitted by the relevant shareholders for the purpose of determining the majority.

Extraordinary Shareholders’ Meeting. Only an extraordinary shareholders’ meeting is authorized to amend our by-laws. It may not, however, increase shareholder commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting shall be valid only if the shareholders present, represented by proxy or voting by mail represent at least one quarter of all shares entitled to vote upon first notice, and, upon second notice, if the shareholders present, represented by proxy or voting by mail represent at least one-fifth of all shares entitled to vote. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called.

Decisions are made by a two-thirds majority of the votes submitted by the shareholders present or represented (by proxy or by mail). Abstentions shall not be considered as votes submitted by the relevant shareholders for the purpose of determining the majority.

Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of the Company

Provisions contained in our by-laws and the corporate laws of France, the country in which we are incorporated, could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. These provisions include the following:

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a merger (i.e., in a French law context, a stock for stock exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting;

•	a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;

•	under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

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our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

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our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

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our board of directors has the right to appoint directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

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our board of directors can only be convened by its chairman or, when no board meeting has been held for more than two consecutive months, by directors representing at least one fourth of the total number of directors;

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our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board’s decisions;

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the shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice. Shares issued are registered in individual accounts opened by the company or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions;

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under French law, a non-resident of France may have to file an administrative notice with French authorities in connection with a direct or indirect investment in us, as defined by administrative rulings; see the section of this prospectus titled “Limitations Affecting Shareholders of a French Company”;

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approval of at least a majority of the votes held by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

•

advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

•	the by-laws can be amended in accordance with applicable laws;

•	the crossing of certain thresholds has to be disclosed and can impose certain obligations; see the section of this prospectus below titled “Declaration of Crossing of Ownership Thresholds”;

•	transfers of shares shall comply with applicable insider trading rules; and

•

pursuant to French law, our bylaws, including the sections relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by at least a two-thirds majority vote of our shareholders present, represented by a proxy or voting by mail at the meeting.

Declaration of Crossing of Ownership Thresholds

Set forth below is a summary of certain provisions of our by-laws and of the French Commercial Code applicable to us. This summary is not intended to be a complete description of applicable rules under French law.

Any individual or legal entity referred to in Articles L.233-7, L.233-9 and L.223-10 of the French Commercial Code coming to directly or indirectly own, alone or in concert, a number of shares representing a fraction of the company’s capital or voting rights greater or equal to 2.5% or a multiple of this percentage must inform the company of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time, by registered letter with request for acknowledgment of receipt addressed to the registered office within a period of four trading days from the crossing of the said holding thresholds.

This obligation also applies under the same conditions when crossing each of the above-mentioned thresholds in a downward direction.

In case of failure to declare, shares or voting rights exceeding the fraction that should have been declared are deprived of voting rights at general meetings of shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the Commercial Code, if the failure to declare has been determined and one or several shareholders holding at least 2.5% of the capital make the request recorded in the minutes of the general meeting.

These requirements are without prejudice to the threshold crossing declarations provided for under French law which impose a declaration to us and to the AMF upon crossing of the following thresholds no later than the 4th training day following the crossing: 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95%.

Further, any shareholder crossing, alone or acting in concert, the 10%, 15%, 20% or 25% threshold shall file a declaration pursuant to which it shall expose its intention over the following 6 months, including notably whether it intends to continue acquiring shares of the company, it intends to acquire control over the company, its intended strategy for the company.

Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than twelve consecutive months, increases his/her/its holding of capital or voting rights by at least 1% company’s capital or voting rights, shall file a mandatory public tender offer.

Changes in Share Capital

Increases in Share Capital. Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital.

Increases in our share capital may be effected by:

•	issuing additional shares;

•	increasing the par value of existing shares;

•	creating a new class of equity securities; and

•	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	in consideration for cash;

•	in consideration for assets contributed in kind;

•	through an exchange offer;

•	by conversion of previously issued debt instruments;

•	by capitalization of profits, reserves or share premium; and

•	subject to certain conditions, by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Reduction in Share Capital. Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

Preferential Subscription Right. According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the subscription period relating to a particular offering.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.

In the future, to the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at an extraordinary general shareholders’ meeting in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.

Form, Holding and Transfer of Shares

Form of Shares. The shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice.

Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our shares, the information referred to in Article L. 228-2 of the French Commercial Code. Thus, we are, in particular and at any time, entitled to request the name and year of birth or, in the case of a legal entity, the name and the year of incorporation, nationality and address of holders of securities conferring immediate or long-term voting rights at its general meetings of shareholders and the amount of securities owned by each of them and, where applicable, the restrictions that the securities could be affected by.

Holding of Shares. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

Ownership of Shares by Non-French Persons. Neither French law nor our by-laws limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities.

Assignment and Transfer of Shares. Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading.

Registration Rights

In March 2018, we entered into a registration rights agreement, or the Registration Rights Agreement, with entities affiliated with Baker Bros. Advisors LP, or Baker Brothers, pursuant to which Baker Brothers is entitled to rights with respect to the registration under the Securities Act of ordinary shares and ADSs, including ordinary shares or ADSs issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) owned or subsequently acquired by Baker Brothers. These rights include demand registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting commissions, will be borne by Baker Brothers. Under the terms of the Registration Rights Agreement, we are required, upon the request of Baker Brothers, to file a registration statement covering, and use our reasonable best efforts to effect, the registration of the ordinary shares, including in the form of ADSs, requested to be registered for public resale. In addition, if we register our securities either for our own account or for the account of other security holders under certain circumstances more than six months following the completion of our March 2018 underwritten global offering, Baker Brothers is entitled to include its ordinary shares or ADSs in such registration. Subject to certain exceptions, we and the underwriters may limit the number of ordinary shares or ADSs included in an underwritten offering conducted pursuant to the terms of the Registration Rights Agreement if the underwriters believe that including such securities would adversely affect the offering. The registration rights granted under the Registration Rights Agreement will terminate ten years after the date of the Registration Rights Agreement.

Differences in Corporate Law

	France	Delaware
Number of Directors	Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the by-laws.

Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, members of a board of directors of a corporation may be legal entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be members of a corporation’s board of directors.

	France	Delaware

Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.

Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.

Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws.

General Meeting	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of General Meetings	A convening notice is published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)) at least 35 days prior to a meeting and made available on the website of the company at least twenty-one day prior to the	Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days

	France	Delaware
	meeting. Subject to special legal provisions, the meeting notice is sent out at least fifteen days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the notice of meeting shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least 10 calendar days in advance in the same manner as used for the first notice.	before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, or (ii) by granting proxy to any individual or legal entity of his choosing; or (iii) by sending a proxy to the company without indication of the mandate, or (iv) by voting by correspondence, or (v) by videoconference or another means of telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held on the same day or within a period of fifteen days.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

	France	Delaware

Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.

Preemptive Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present at the extraordinary meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights are not waived by the extraordinary general meeting, each stockholder may individually either exercise, assign or not exercise its preferential rights.	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

	France	Delaware

“Distributable premium” refers to the contribution paid by the stockholders in addition to the par value of their shares for their subscription that the stockholders decide to make available for distribution.

Except in case of a share capital reduction, no distribution can be made to the stockholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or by-laws.

Repurchase of Shares

Under French law, a corporation may acquire its own shares for the following purposes only:

•  to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction; in this case, the shares repurchased must be cancelled within one month from their repurchase date;

•  with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, free share or share option plan; or

•  with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, free share or share option plan; or

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

	France	Delaware

•  under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 225-209 of the French Commercial Code, in accordance with Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse, Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, and in accordance with the general regulations of the AMF.

No such repurchase of shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issued share capital.

Liability of Directors and Officers	Under French law, the by-laws may not include any provisions limiting the liability of directors.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•  any transaction from which the director derives an improper personal benefit.

	France	Delaware

Voting Rights	French law provides that, unless otherwise provided in the by-laws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. Further to the introduction of Law No. 2014-384 dated March 29, 2014 (Loi Florange), shares registered under a shareholder’s name for more than two years shall automatically be granted double voting rights from 2016, unless the by-laws expressly reject this measure (and it being specified that our bylaws expressly prohibit this measure).	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions

Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:

•  the approval of the board of directors; and

•  approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote as stated above.	Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation

	France	Delaware

or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•  shares of stock of the surviving corporation;

•  shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•  cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•  any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social).	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well- informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

	France	Delaware
Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders.

The plaintiff must remain a shareholder through the duration of the legal action.

There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation

Unlike companies incorporated under Delaware law, which organizational documents are comprised of a certificate of incorporation and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents.

As indicated below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws under French law.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

•  its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

•  the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

	France	Delaware
Amendment of By-laws

Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws.

The sections of the by-laws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by at least a two-thirds majority vote of our shareholders present, represented by a proxy or voting by mail at the meeting.

Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

Other French and E.U. Law Considerations

Takeover Provisions

Declaration for Statistical Purpose. Under French law, a non-French resident as well as any French entity controlled by non-French residents may have to file a declaration for statistical purposes with the Banque de France, within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Authorization of the Ministry of Economy. Under French law, certain investments in a French company relating to strategic sectors and activities likely to prejudice the interests of national defense, participating in the exercise of public authority or likely to prejudice public order and public security (such as research and development in biotechnologies intended to be carried out in a sensitive activity within the meaning of § I or II of Article R. 151-3 of the French Monetary and Financial code or activities relating to infrastructure, goods or services essential to guarantee the protection of public health) by individuals or entities not French, not resident in France or controlled by entities not French or not resident in France are subject to prior authorization of the Ministry of Economy pursuant to Articles L. 151-1 and seq. and R. 151-1 and seq. of the French Monetary and financial code.

Majority Shareholder Rights. The owner of 90% of the share capital and voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the EEA Agreement, including from the main French Stock Exchange, has the right to force out minority shareholders following a tender offer made to all shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is Citibank, N.A. The transfer agent and registrar for our ordinary shares is Société Générale Securities Services.

Listing

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “DBVT” and our ordinary shares are listed on Euronext Paris under the symbol “DBV.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. acts as the depositary for our ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe Plc, located at EGSP 186, 1 North Wall Quay, Dublin 1 Ireland.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website at www.sec.gov. Please refer to Registration Number 333-199231 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one-half of one ordinary share on deposit with the depositary or the custodian. An ADS also represents the right to receive, and to exercise the beneficial ownership interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. Owners of ADSs will be able to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, by the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and by the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of France, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary, commonly referred to as the direct registration system, or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to French laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Ordinary Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	we fail to deliver satisfactory documents to the depositary; or

•	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional ordinary shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in France would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	we do not deliver satisfactory documents to the depositary; or

•	depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the ordinary shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon completion of an offering, the ordinary shares being offered pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the underwriters, dealer or other purchaser.

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and French legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

•	You are duly authorized to deposit the ordinary shares.

•

The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares may be limited by U.S. and French legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends

•	obligations to pay fees, taxes and similar charges; or

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the sections of this prospectus titled “Description of Share Capital” and “Limitations Affecting Shareholders of a French Company.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

As an ADS holder, you will be required to pay the following service fees to the depositary:

Service	Fees
• Issuance of ADSs upon deposit of ordinary shares.	Up to U.S. $0.05 per ADS issued

• Delivery of deposited securities against surrender of ADSs.	Up to U.S. $0.05 per ADS canceled

• Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $0.05 per ADS held

• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $0.05 per ADS held

• Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $0.05 per ADS held

• ADS Services.	Up to U.S. $0.05 per ADS held on the applicable record date(s) established by the depositary

As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

such registration fees as may from time to time be in effect for the registration of ordinary shares or other deposited securities on the share register and applicable to transfers of ordinary shares or other deposited securities to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•

such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the deposit agreement to be at the expense of the person depositing ordinary shares or withdrawing deposited securities or of the holders and beneficial owners of ADSs;

•	the expenses and charges incurred by the depositary in the conversion of foreign currency;

•

such fees and expenses as are incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs; and

•	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property

ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of deposited securities will be payable by the person to whom the ADSs so issued are delivered by the depositary (in the case of ADS issuances) and by the person who delivers the ADSs for cancellation to the depositary (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC participant(s) receiving the ADSs from the depositary or the DTC participant(s) surrendering the ADSs to the depositary for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by holders as of the applicable ADS record date established by the depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable holders as of the ADS record date established by the depositary will be invoiced for the amount of the ADS fees and charges. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.

The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program established pursuant to the deposit agreement, by making available a portion of the depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary may agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Incorporation, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Incorporation or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

The depositary bank has informed us that it no longer engages in pre-release transactions, and has no intention to do so in the future.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•	distribute the foreign currency to holders for whom the distribution is lawful and practical; and

•	hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of France.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs or Shares by Non-French Residents

Neither the French Commercial Code nor our by-laws presently impose any restrictions on the right of non- French residents or non-French shareholders to own and vote shares.

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

In accordance with French law, our shareholders have preferential subscription rights to subscribe for new shares or other securities giving rights to acquire additional shares on a pro rata basis, as described under the section of this prospectus titled “Description of Share Capital—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Rights.” Holders of our securities in the U.S. (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the U.S. will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the U.S. of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares in the form of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares—Dividends and Distributions” explains in detail the depositary’s responsibility in connection with a rights offering.

PLAN OF DISTRIBUTION

We may sell or otherwise offer our securities described herein:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price and the proceeds to us from that sale;

•	the expenses of the offering;

•	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of France. The majority of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors:

•	obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment resulted from legal proceedings compatible with French standards of due process, (2) that judgment does not contravene international public order and public policy of France and (3) the jurisdiction of the United States federal or state court has been based on principles of French private international law. The French court would also require that the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Unless otherwise indicated in any prospectus supplement, Cooley LLP, Boston, Massachusetts, will be representing us in connection with any offering. Unless otherwise indicated in any prospectus supplement, McDermott Will & Emery AARPI will pass upon the validity of the ordinary shares, including ordinary shares in the form of ADSs, to be offered and other legal matters relating to French law, including matters of French income tax law, in connection with any offering. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

Our consolidated financial statements as of and for the year ended December 31, 2020 incorporated herein and in the Registration Statement on Form S-3 of which this prospectus forms a part by reference to our Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance upon the report of Deloitte & Associés and KPMG S.A., independent registered public accounting firms, incorporated by reference herein, and upon the authority of said firms as experts in auditing and accounting.

Our consolidated financial statements as of and for the year ended December 31, 2019 incorporated herein and in the Registration Statement on Form S-3 of which this prospectus forms a part by reference to our Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance upon the report of Deloitte & Associés, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The offices of Deloitte & Associés are located at 6, place de la Pyramide, 92908 Paris-la-Défense Cedex, Puteaux, France.

The offices of KPMG S.A. are located at 2, avenue Gambetta, CS 60055, 92066 Paris-la-Défense, France.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.dbv-technologies.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36697. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 17, 2021, including the information specifically incorporated by reference into the Annual Report on Form 10-K by reference from our definitive proxy statement for our annual ordinary and extraordinary meeting of shareholders, filed with the SEC on April 26, 2021;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 5, 2021;

•

Our Current Reports on Form 8-K filed with the SEC on January  7, 2021, January  14, 2021, January 21, 2021 (as amended on April  30, 2021), March 26, 2021, April 2, 2021, April 23, 2021, May 3, 2021, and May 24, 2021 (in each case, except for information contained therein which is furnished rather than filed); and

•

The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, which was filed with the SEC on October 17, 2014, including any amendments or reports filed for the purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents, either in writing to Corporate Secretary, c/o DBV Technologies S.A., 177-181 Avenue Pierre Brossolette, 92120 Montrouge, France or by telephone at +33 1 55 42 78 78.

You also may access these filings on our website at www.dbv-technologies.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

Up to $100,000,000 of

American Depositary Shares

Representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Jefferies

May 2, 2022